SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   |X|

Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss. 14a-11 or ss. 240.14a-12.

                                   P-COM, INC.
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                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box)

|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:


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(2)      Aggregate number of securities to which transaction applies:


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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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(4)      Proposed maximum aggregate value of transaction:


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(5)      Total fee paid: $

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

         (1)   Amount previously paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing Party:

         (4)   Date filed:
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

[P-COM LOGO]

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September 3, 2004

Dear Stockholder:

         You are cordially invited to attend the annual meeting of the stockholders of P-Com, Inc. At the P-Com annual meeting, P-Com stockholders will be asked to:

          o approve an amendment to P-Com's certificate of incorporation to increase the authorized common stock of P-Com from 23,333,333 shares to 35,000,000;

          o approve the removal of certain limitations on the exercise of P-Com's outstanding warrants;

          o    adopt P-Com's 2004 Equity Incentive Plan;

          o    elect two directors to the board of directors of P-Com; and

          o ratify the appointment of Aidman Piser & Company as independent auditors of P-Com.

         At the meeting, stockholders of P-Com will also be asked to give management the discretionary authority to adjourn the meeting to a later date or dates, but not later than October 31, 2004, in order to solicit additional proxies in favor of any of the proposals listed above.

         The date, time, and place of the annual meeting of the stockholders of P-Com are as follows:

                                 October 8, 2004
                            at 10:00 a.m. local time
                     at the corporate offices of P-Com, Inc.
                          3175 S. Winchester Boulevard
                           Campbell, California 95008

         P-Com's common stock is currently traded on the OTC Bulletin Board under the symbol "PCMC" and on August 16, 2004, the closing price of P-Com's common stock was $0.88 per share.

         THE BOARD OF DIRECTORS OF P-COM RECOMMENDS THAT THE STOCKHOLDERS OF P-COM VOTE (I) FOR THE AMENDMENT TO P-COM'S CERTIFICATE OF INCORPORATION; (II) FOR THE REMOVAL OF CERTAIN LIMITATIONS ON THE EXERCISE OF P-COM'S OUTSTANDING WARRANTS; (III) FOR THE ADOPTION OF P-COM'S 2004 EQUITY INCENTIVE PLAN; (IV) FOR THE ELECTION OF P-COM'S DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS OF P-COM;
(V) FOR THE RATIFICATION OF THE APPOINTMENT OF AIDMAN PISER & COMPANY AS INDEPENDENT AUDITORS OF P-COM; AND (VI) FOR GRANTING P-COM'S MANAGEMENT THE DISCRETIONARY AUTHORITY TO ADJOURN THE ANNUAL MEETING, ALL AS FURTHER DESCRIBED IN THE ATTACHED MATERIALS.

         The accompanying notice of the annual meeting of the stockholders of P-Com and proxy statement explains the proposals being presented for your approval, and they provide specific information about the annual meeting. Please read these materials carefully.

         Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting, regardless of the number of shares you own. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted in accordance with the recommendations of the board of directors.

         We join our board of directors in strongly supporting and recommending that you vote in favor of the proposals presented to you for approval.

                            Sincerely,

                            /s/ Sam Smookler
                            Sam Smookler
                            President and Chief Executive Officer of P-Com, Inc.

         This proxy statement is dated September 3, 2004, and was first mailed to stockholders of P-Com on or about September 13, 2004.

                                  [P-COM LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON OCTOBER 8, 2004

 TO THE STOCKHOLDERS OF P-COM, INC.:

         NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of P-Com, Inc., a Delaware corporation, will be held on October 8, 2004 at 10:00 a.m., local time at the corporate offices of P-Com, Inc. located at 3175 S. Winchester Boulevard, Campbell, California 95008. At the meeting, you will be asked to vote on the following matters:

          1. To approve an amendment to P-Com's certificate of incorporation to increase the authorized common stock of P-Com from 23,333,333 shares to 35,000,000 shares.

          2. To approve the removal of certain limitations on the exercise of P-Com's outstanding warrants.

          3. To adopt P-Com's 2004 Equity Incentive Plan which shall replace P-Com's 1995 Stock Option/Stock Issuance Plan.

          4. To elect two directors to P-Com's board of directors to serve for three-year terms ending upon the 2007 annual meeting of stockholders or until a successor is duly elected and qualified.

          5. To ratify the appointment of Aidman Piser & Company as independent auditors of P-Com for the fiscal year ending December 31, 2004.

          6. To grant P-Com's management the discretionary authority to adjourn the annual meeting to a date or dates not later than October 31, 2004, if necessary to enable P-Com's board of directors to solicit additional proxies in favor of any of the proposals listed above.

          7. To consider such other matters as may properly come before the annual meeting or any adjournment of the annual meeting.

         P-Com's board of directors has approved each of the proposals and recommends that you vote FOR each of the proposals as described in the attached materials. Before voting, you should carefully review all the information contained in the attached proxy statement.

         All P-Com stockholders are cordially invited to attend the P-Com annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the annual meeting, regardless of the number of shares you own. If you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be represented at the annual meeting. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

         Only P-Com stockholders of record at the close of business on August 10, 2004, the record date for the P-Com annual meeting, are entitled to receive notice of and to vote at the annual meeting or any adjournment of the annual meeting. The stock transfer books of P-Com will remain open between the record date and the date of the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the executive offices of P-Com.

                                           Sincerely,

                                           /s/ Sam Smookler
                                           Sam Smookler
                                           President and Chief Executive Officer

September 3, 2004
Campbell, California

                             YOUR VOTE IS IMPORTANT.

    PLEASE EITHER (1) MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE; (2) USE THE
TELEPHONE NUMBER INDICATED BELOW OR SHOWN ON THE PROXY CARD TO SUBMIT YOUR PROXY
 BY TELEPHONE; OR (3) VISIT THE WEBSITE INDICATED BELOW OR NOTED ON YOUR PROXY
  CARD TO SUBMIT YOUR PROXY ON THE INTERNET. IN THIS WAY, IF YOU ARE UNABLE TO ATTEND IN PERSON, YOUR SHARES CAN STILL BE VOTED AT THE P-COM ANNUAL MEETING.

                      VOTING ELECTRONICALLY OR BY TELEPHONE

         In addition to submitting your proxy by mail, you may also submit your proxy:

          o through the Internet, by visiting a website established for that purpose at http://www.eproxyvote.com/pcom and following the instructions; or

          o by telephone, by calling the toll-free number 1-877-PRX-VOTE (1-877-779-8683) in the United States, Canada or Puerto Rico on a touch-tone phone and following the recorded instructions.

         If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

INFORMATION ON P-COM'S WEBSITE

         Information on any P-Com website is not part of this proxy statement and P-Com stockholders should not rely on that information in deciding whether to approve the proposals described in this proxy statement, unless that information is also in this proxy statement.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ANNUAL MEETING OF P-COM STOCKHOLDERS..............................................................................1
     General......................................................................................................1
     Purpose of the Annual Meeting................................................................................1
     Recommendation of P-Com's Board of Directors.................................................................1
     Record Date and Outstanding Shares...........................................................................2
     Quorum and Vote Required.....................................................................................2
     Proxies......................................................................................................3
     Revocation of Proxies........................................................................................4
     Appraisal Rights Under Delaware Law..........................................................................4
     Expenses; Solicitation.......................................................................................4
     Shares held by P-Com Directors and Executive Officers........................................................5
PROPOSAL TO AMEND ITS CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK....5
     General......................................................................................................5
     Purpose of and Rationale for Proposed Amendment..............................................................6
     Effect of Proposed Amendment.................................................................................6
     Anti-Takeover Effects........................................................................................7
     Approvals Required...........................................................................................7
     Recommendation of P-Com's Board of Directors.................................................................7
PROPOSAL TO REMOVE LIMITATIONS ON EXERCISE OF P-COM'S OUTSTANDING WARRANTS........................................7
     Background...................................................................................................7
     Proposal to Permit Removal of Limitation on Exercise of Warrants.............................................8
     Purpose of and Rationale for Proposal........................................................................8
     Additional Working Capital...................................................................................8
     Effect of Proposal...........................................................................................9
     Approvals Required..........................................................................................10
     Recommendation of P-Com's Board of Directors................................................................10
PROPOSAL TO ADOPT THE 2004 EQUITY INCENTIVE PLAN.................................................................10
     Equity Incentive Awards.....................................................................................10
     Share Reserve...............................................................................................11
     Changes in Capitalization...................................................................................11
     Eligibility.................................................................................................11
     Valuation...................................................................................................11
     Stock Options...............................................................................................11
     Restricted Stock............................................................................................14
     Stock Units.................................................................................................15
     Change in Control...........................................................................................16
     Amendment and Termination...................................................................................16
     Federal Income Tax Consequences.............................................................................16
     Accounting Treatment........................................................................................18
     New Plan Benefits...........................................................................................19
     Approvals Required..........................................................................................19
     Recommendation of P-Com's Board of Directors................................................................19
PROPOSAL TO ELECT P-COM'S DIRECTOR NOMINEES TO THE P-COM BOARD OF DIRECTORS......................................19
     General.....................................................................................................19
     Nominees for Term Ending Upon the 2004 Annual Meeting of Stockholders.......................................20
     Continuing Director for Term Ending Upon the 2005 Annual Meeting of Stockholders............................20
     Continuing Director for Term Ending Upon the 2006 Annual Meeting of Stockholders............................20
     Board Committees and Meetings...............................................................................21
     Stockholder Communications with the Board of Directors......................................................21
     Approvals Required..........................................................................................21
     Recommendation of the Board of Directors....................................................................21


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

PROPOSAL TO RATIFY THE SELECTION OF ITS INDEPENDENT AUDITORS.....................................................21
     General.....................................................................................................21
     Principal Accountant Fees and Services......................................................................22
     Approvals Required..........................................................................................23
     Recommendation of the Board of Directors....................................................................23
PROPOSAL TO GRANT P-COM'S MANAGEMENT THE DISCRETIONARY AUTHORITY TO ADJOURN THE ANNUAL MEETING...................23
     Approvals Required..........................................................................................24
     Recommendation of the Board of Directors....................................................................24
DIRECTORS AND OFFICERS...........................................................................................24
BENEFICIAL OWNERSHIP OF SECURITIES...............................................................................26
EXECUTIVE COMPENSATION AND RELATED INFORMATION...................................................................27
     Summary Compensation Table..................................................................................27
     Option Grants in Last Fiscal Year...........................................................................29
     Aggregated Option Exercises and Fiscal Year-End Option Values...............................................29
     Director Compensation.......................................................................................30
     Employment Contracts, Termination of Employment Agreements and Change of Control Agreements.................30
     Compensation Committee Interlocks and Insider Participation.................................................33
     Report of the Compensation Committee of the Board of Directors on Executive Compensation....................33
AUDIT COMMITTEE REPORT...........................................................................................35
     Stock Performance Graph.....................................................................................36
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........................................................36
SUBMISSION OF STOCKHOLDER PROPOSALS..............................................................................36
INCORPORATION OF OTHER DOCUMENTS BY REFERENCE....................................................................37
OTHER MATTERS....................................................................................................37

APPENDIX A - 2004 EQUITY INCENTIVE PLAN

APPENDIX B - AUDIT COMMITTEE CHARTER

                      ANNUAL MEETING OF P-COM STOCKHOLDERS

GENERAL

         The board of directors of P-Com, Inc., a Delaware corporation, asks that you appoint its representatives as proxies to vote your shares of P-Com common stock at the annual meeting of the stockholders of P-Com to be held on October 8, 2004. The annual meeting will be held at 10:00 a.m., Pacific Time at P-Com's corporate headquarters, located at 3175 S. Winchester Boulevard, Campbell, California 95008. To appoint the proxies, please sign and return the enclosed form of proxy card. These proxy solicitation materials were mailed on or about September 13, 2004, to all stockholders entitled to vote at the annual meeting.

PURPOSE OF THE ANNUAL MEETING

         At the annual meeting, P-Com will ask its stockholders to approve the following matters:

          1. To approve an amendment to P-Com's certificate of incorporation to increase the number of shares of common stock authorized for issuance from 23,333,333 shares to 35,000,000 shares.

          2. To approve the removal of certain limitations on the exercise of P-Com's outstanding warrants.

          3. To adopt P-Com's 2004 Equity Incentive Plan which will supersede and replace P-Com's 1995 Stock Option/Stock Issuance Plan.

          4. To elect two directors to P-Com's board of directors to serve for three-year terms ending upon the 2007 annual meeting of stockholders or until a successor is duly elected and qualified.

          5. To ratify the appointment of Aidman Piser & Company as independent auditors of P-Com for the fiscal year ending December 31, 2004.

          6. To grant P-Com's management the discretionary authority to adjourn the annual meeting to a date or dates not later than October 31, 2004, if necessary to enable P-Com's board of directors to solicit additional proxies in favor of any of the proposal listed above.

          7. To consider such other matters as may properly come before the annual meeting or any adjournment of the annual meeting.

RECOMMENDATION OF P-COM'S BOARD OF DIRECTORS

         The board of directors of P-Com has approved the amendment to increase the number of authorized shares of P-Com common stock and recommends that P-Com stockholders vote FOR the proposal to amend P-Com's certificate of incorporation to increase the number of shares of common stock that P-Com is authorized to issue from 23,333,333 to 35,000,000.

         P-Com's board of directors recommends that P-Com stockholders vote FOR the proposal to approve the removal of certain limitations on the exercise of P-Com's outstanding warrants.

         P-Com's board of directors has approved the proposed 2004 Equity Incentive Plan to supersede and replace P-Com's 1995 Stock Option/Stock Issuance Plan. P-Com's board of directors recommends that P-Com stockholders vote FOR the proposal to adopt the 2004 Equity Incentive Plan.

         P-Com's board of directors has approved the nomination of George P. Roberts and Brian T. Josling for election to the board of directors of P-Com to serve for three-year terms ending upon the 2007 annual meeting of stockholders or until their successors are duly elected and qualified. P-Com's board of directors recommends that P-Com stockholders vote FOR the election of these two director nominees.


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

         P-Com's board of directors has approved the appointment of Aidman Piser & Company as independent auditors of P-Com for the fiscal year ending December 31, 2004. P-Com's board of directors recommends that P-Com stockholders vote FOR the ratification of the appointment of Aidman Piser & Company as independent auditors of P-Com.

         It may be necessary to adjourn the annual meeting. If a quorum is not present at the annual meeting, the annual meeting may need to be adjourned to enable P-Com's board of directors to solicit additional proxies. If a quorum is present but the number of shares voting in favor of any of the proposals listed above is insufficient to approve that proposal under Delaware law, then, if the adjournment proposal has received the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and voting on the proposal, P-Com's management will have the discretion to adjourn the annual meeting to a date or dates not later than October 31, 2004 to provide P-Com's board of directors additional time to solicit proxies in favor of that proposal. P-Com's board of directors recommends that P-Com stockholders vote FOR the adjournment proposal.

         To assure that your shares of P-Com common stock, Series C Preferred Stock and Series D Preferred Stock are represented at the annual meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided or submit your proxy electronically by telephone or via the Internet, whether or not you plan to attend the meeting. You may revoke your proxy at any time before votes are cast at the meeting.

RECORD DATE AND OUTSTANDING SHARES

         Only holders of record of P-Com common stock, Series C Preferred Stock and Series D Preferred Stock at the close of business on August 10, 2004, the record date for P-Com's annual meeting, are entitled to receive notice of and to vote at the annual meeting. On the record date, the following numbers of shares of each class of P-Com stock were issued and outstanding:

          o 10,426,734 shares of P-Com common stock were issued and outstanding and held by approximately 864 holders of record.

          o no shares of P-Com Series A Junior Participating Preferred Stock were issued or outstanding,

          o 108,406 shares of P-Com Series B Preferred Stock were issued and outstanding and held by three holders of record.

          o 6,230 shares of P-Com Series C Preferred Stock were issued and outstanding and held by approximately 103 holders of record.

          o 2,000 shares of P-Com Series D Preferred Stock were issued and outstanding and held by three holders of record.

QUORUM AND VOTE REQUIRED

         At the annual meeting, the holders of shares of each class of P-Com stock are entitled to vote as follows:

          o Holders of P-Com common stock will be entitled to one vote per share of common stock held as of the record date.

          o Holders of P-Com Series B Preferred Stock will not be entitled to vote.

          o Holders of P-Com Series C Preferred Stock will be entitled to one vote for each share of P-Com common stock issuable upon conversion of the Series C Preferred Stock held as of the record date.

          o Holders of P-Com Series D Preferred Stock will be entitled to one vote for each share of P-Com common stock issuable upon conversion of the Series D Preferred Stock held as of the record date.


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

         A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the annual meeting if shares representing a majority of the votes entitled to be cast are represented in person or by proxy. If a quorum is not present at the annual meeting, P-Com expects that the meeting will be adjourned or postponed to a later date so that a quorum can be established. Abstentions and "broker non-votes" count as being present to establish a quorum. A "broker non-vote" occurs when a broker is not permitted to vote because the broker does not have instructions from the beneficial owner of the shares and the broker does not have the discretion under applicable exchange rules to vote on matters presented.

         The proposal to approve the amendment to P-Com's certificate of incorporation (Proposal 1) requires the affirmative vote of (i) the holders of a majority of the shares of P-Com common stock outstanding as of the record date, voting as a separate class, and (ii) the holders of a majority of the shares of P-Com common stock, Series C Preferred Stock and Series D Preferred Stock outstanding as of the record date, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote against these proposals.

         The proposal to approve the removal of certain limitations on the exercise of P-Com's outstanding warrants (Proposal 2) requires the affirmative vote of the holders of a majority of the shares of P-Com common stock outstanding as of the record date, voting as a separate class. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

         The proposal to adopt P-Com's 2004 Equity Incentive Plan (Proposal 3) requires the affirmative vote of (i) the holders of a majority of the shares of P-Com common stock outstanding as of the record date, voting as a separate class, and (ii) the holders of a majority of the shares of P-Com common stock, Series C Preferred Stock and Series D Preferred Stock outstanding as of the record date, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote against these proposals.

         Directors are elected by a plurality vote, which means that the two nominees who receive the most votes will be elected to the board of directors of P-Com. P-Com stockholders may not cumulate their votes in the election of directors. Abstentions and broker non-votes will not affect the outcome of the vote on the election of directors.

         All other proposals will be decided by the affirmative vote of the holders of a majority of the shares of P-Com common stock, Series C Preferred Stock and Series D Preferred Stock present in person or represented by proxy at the annual meeting and entitled to vote on the matters presented. Abstentions and broker non-votes will not affect the outcome of the vote on these proposals.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

PROXIES

         All shares of P-Com common stock, Series C Preferred Stock and Series D Preferred Stock represented by properly executed proxies and received in time for the annual meeting (and not revoked) will be voted at the annual meeting in the manner specified by the grantors of those proxies. Properly executed proxies that do not contain voting instructions will be voted FOR each of the proposals described in the accompanying notice of annual meeting and this proxy statement, and the proxy holder may vote the proxy in its discretion as to any other matter which may properly come before the meeting.

         If you are a holder of shares of P-Com common stock, Series C Preferred Stock or Series D Preferred Stock, in order for your shares to be included in the vote, you must vote your shares by one of the following means:

          o    in person by written ballot;

          o by proxy by completing, signing and dating the enclosed proxy and returning it in the enclosed postage paid envelope;


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

          o in the United States, Canada and Puerto Rico, by telephone by calling 1-877-PRX-VOTE (1-877-779-8683), as noted on the proxy card; or

          o via the Internet by visiting http://www.eproxyvote.com/pcom, as noted on the proxy card.

         Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote those shares in person at the annual meeting, you must obtain from the nominee holding your P-Com common stock, Series C Preferred Stock or Series D Preferred Stock, a properly executed legal proxy, identifying you as a P-Com stockholder, authorizing you to act on behalf of the nominee at the annual meeting, and identifying the number of shares with respect to which the authorization is granted.

         Only shares affirmatively voted for the approval of the proposals set forth above, including properly executed proxies that do not contain voting instructions, will be counted as votes in favor of such proposals. Brokers who hold shares of P-Com common stock, Series C Preferred Stock or Series D Preferred Stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers.

         P-Com does not expect that any matter other than the proposals set forth above will be brought before its annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment.

REVOCATION OF PROXIES

         All properly signed proxies that P-Com receives before the vote at the annual meeting that are not revoked will be voted at the annual meeting according to the instructions indicated on the proxies or, if no direction is indicated, to approve each of the proposals described in the accompanying notice of annual meeting and this proxy statement. P-Com stockholders may revoke their proxies at any time before it is exercised by taking any of the following actions:

          o delivering a written notice to the corporate secretary of P-Com by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

          o signing and delivering a proxy relating to the same shares and bearing a later date before the vote at the meeting;

          o delivering electronically by telephone or the Internet a valid proxy relating to the same shares and bearing a later date before the vote at the meeting; or

          o attending the meeting and voting in person by written ballot, although attendance at the meeting will not, by itself, revoke a proxy.

APPRAISAL RIGHTS UNDER DELAWARE LAW

         P-Com stockholders are not entitled to appraisal rights in connection with any of the matters submitted to P-Com's stockholders for approval.

EXPENSES; SOLICITATION

         P-Com will mail a copy of the proxy statement to each holder of record of its common stock, Series C Preferred Stock and Series D Preferred Stock as determined on the record date for P-Com's annual meeting. P-Com will pay the expenses of soliciting proxies to be voted at its annual meeting. After the original mailing of the proxies and other soliciting materials, P-Com will request brokers, custodians, nominees and other record holders of P-Com common stock, Series C Preferred Stock and Series D Preferred Stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of P-Com common stock, Series C Preferred Stock and Series D Preferred Stock and to request authority for the exercise of proxies. In those cases, upon the request of the record holders, P-Com will reimburse such holders for their reasonable expenses. P-Com intends to retain Georgeson Shareholder Communication Inc. as its proxy solicitor in connection with the proxy statement. The estimated cost for the engagement is $15,000. The services to be provided by Georgeson Shareholder Communications Inc. consist of the following: (i) advance review of proxy materials, (ii) dissemination of broker search cards, (iii) distribution of proxy materials, (iv) solicitation of ADP, brokers, banks and institutional holders, and (v) delivery of executed proxies. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by directors, officers or employees of P-Com. No additional compensation will be paid to these individuals for any such services. Except as described above, P-Com does not presently intend to solicit proxies other than by mail.

SHARES HELD BY P-COM DIRECTORS AND EXECUTIVE OFFICERS

         As of the record date, the directors and executive officers of P-Com owned approximately 62,135 outstanding shares of P-Com common stock, approximately 79 shares of P-Com Series C Preferred Stock and no shares of P-Com Series D Preferred Stock. The common stock owned by the directors and executive officers of P-Com represented less than 1% of the 10,426,734 shares of P-Com common stock outstanding on that date and the Series C Preferred Stock owned by the directors and executive officers of P-Com represented approximately 1% of the 6230 shares of Series C Preferred Stock outstanding on that date.

             PROPOSAL TO AMEND P-COM'S CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

GENERAL

         The board of directors of P-Com has adopted resolutions approving, and requesting that the stockholders authorize, an amendment to P-Com's certificate of incorporation to increase the number of authorized shares of P-Com common stock from 23,333,333 shares to 35,000,000 shares. This amendment will not change the total number of authorized shares of P-Com's preferred stock, which is currently 2,000,000 shares. The board of directors of P-Com has determined that this amendment is advisable and in the best interests of P-Com and its stockholders and has directed that it be submitted for the approval of the P-Com stockholders. This increase in the number of authorized shares of P-Com common stock will become effective upon filing the amendment with the Secretary of State of the State of Delaware. P-Com currently plans to file the amendment as soon as reasonably practicable after receiving approval from its stockholders. However, the board of directors reserves the right pursuant to Section 242(c) of the Delaware General Corporation Law, notwithstanding stockholder approval and without further action by the stockholders, to determine not to proceed with this proposed increase in the number of authorized shares of P-Com common stock if, at any time before the filing of the proposed amendment with the Secretary of State of the State of Delaware, the board of directors, in its sole discretion, determines that the increase in the number of authorized shares of common stock is no longer in the best interests of P-Com and its stockholders.

         If this proposal is approved, the first paragraph of Article IV of the certificate of incorporation will be amended to reflect an increase of 11,666,667 shares in the number of authorized shares of P-Com's common stock. The proposed amendment to the first paragraph of Article IV of P-Com's certificate of incorporation is set forth in its entirety below:

         This Corporation is authorized to issue two (2) classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this Corporation is authorized to issue is Thirty-Seven Million (37,000,000) shares. Thirty-Five Million (35,000,000) shares shall be Common Stock, par value $.0001 per share, and Two Million (2,000,000) shares shall be Preferred Stock, par value $.0001 per share.

         The italicized portions of the proposed amendment set forth above reflect the only proposed changes to the first paragraph of Article IV of P-Com's certificate of incorporation as presently in effect (other than the omission of certain provisions that were necessary to effect the 1-for-30 reverse stock split implemented on July 19, 2004), and they are italicized solely to illustrate the specific amendment proposed.

PURPOSE OF AND RATIONALE FOR PROPOSED AMENDMENT

         P-Com is currently authorized to issue a total of 23,333,333 shares of common stock. Of this amount, approximately 10.4 million shares of common stock are currently outstanding. In addition P-Com is required to reserve approximately 8.8 million shares of common stock for issuance upon conversion or exercise of P-Com's outstanding convertible securities. P-Com has also reserved approximately 2.5 million shares for issuance under its 1995 Stock Option/Stock Issuance Plan, and P-Com intends to reserve an additional 2.5 million shares for issuance under the 2004 Equity Incentive Plan if it is adopted by P-Com's stockholders at the 2004 annual meeting. As a result, P-Com currently has little or no ability to issue additional shares of its common stock. The objective of the proposed increase in the number of authorized shares of common stock is to ensure that P-Com has a sufficient number of shares of common stock authorized for future issuances and other corporate purposes. In the event that the proposed increase is not approved and the proposal to adopt the 2004 Equity Incentive Plan is approved, P-Com will be unable to reserve any additional shares for issuance under the 2004 Equity Incentive Plan. The number of shares reserved under the 2004 Equity Incentive Plan will be capped at the number of shares previously reserved and unissued under the 1995 Stock Option/Stock Issuance Plan.

         In addition to the foregoing reasons, the board of directors of P-Com believes that the number of shares of P-Com common stock available for issuance should be increased in order to provide P-Com with the flexibility to issue shares in connection with future financings and strategic acquisitions, debt restructurings or resolutions, equity compensation and incentives to employees and officers, forward stock splits and other corporate purposes that may occur in the future without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of common stock arises. Such a delay might deny P-Com the flexibility that the board of directors views as important in facilitating the effective use of P-Com's securities.

         P-Com also constantly evaluates potential transactions with third parties that may involve the issuance of P-Com common stock, such as financing transactions, debt restructuring transactions and business combination transactions. P-com plans to continue initiating discussions with third parties regarding potential investments, the restructuring or other resolution of its outstanding debts, asset purchases, acquisitions and other transactions. The board of directors, therefore, believes that it is prudent to increase the number of authorized shares of common stock from 23,333,333 to 35,000,000 in order to have a sufficient number of shares of common stock to meet P-Com's business needs, which may include raising additional capital, converting outstanding debt into shares of common stock, issuing common stock in connection with potential acquisitions and permitting the conversion or exercise of P-Com's outstanding convertible securities.

EFFECT OF PROPOSED AMENDMENT

         The increase in the authorized shares of P-Com common stock will not have an immediate effect on the rights of existing stockholders.

         If the proposal to increase the number of authorized shares of P-Com common stock is not approved, P-Com will not have the flexibility to issue additional shares in connection with the various corporate purposes described above, including the reservation of a sufficient number of shares for issuance under the 2004 Equity Incentive Plan, in the event the 2004 Equity Incentive Plan is approved.

         Current holders of common stock do not have preemptive or similar rights, which means that they do not have a right to purchase a proportionate share of any new issuances of P-Com's common stock in order to maintain their proportionate ownership of P-Com. Therefore, the issuance of any additional shares of common stock will have a dilutive effect on earnings per share and on the equity and voting power of existing holders of P-Com common stock. It may also adversely affect the market price of P-Com's common stock. However, in the event additional shares are issued in transactions that position P-Com to take advantage of favorable business opportunities or provide working capital sufficient to allow P-Com to pursue and/or expand its business plan, the market price may increase. This proposed amendment to P-Com's certificate of incorporation will not otherwise alter or modify the rights, preferences, privileges or restrictions of the common stock.

ANTI-TAKEOVER EFFECTS

         Although this proposed amendment to P-Com's certificate of incorporation is not motivated by anti-takeover concerns and is not considered by the board of directors to be an anti-takeover measure, the availability of additional authorized shares of common stock could enable the board of directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of P-Com more difficult or time-consuming. For example, shares of common stock could be issued to purchasers who might side with management in opposing a takeover bid which the board of directors determines is not in the best interests of P-Com and its stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of P-Com. In certain circumstances, the issuance of common stock without further action by the stockholders may have the effect of delaying or preventing a change of control of P-Com, may discourage bids for P-Com's common stock at a premium over the market price of the common stock and may adversely affect the market price of the common stock. Thus, increasing the authorized number of shares of common stock could render more difficult and less likely a hostile asset purchase, tender offer or proxy contest, assumption of control by a holder of a large block of P-Com's stock, and the possible removal of P-Com's incumbent management. P-Com is not aware of any proposed attempt to take over P-Com or of any attempt to acquire a large block of P-Com's common stock.

APPROVALS REQUIRED

         The affirmative vote of (i) the holders of a majority of the shares of P-Com common stock outstanding on the record date, voting as a separate class, and (ii) the holders of a majority of the shares of P-Com common stock, Series C Preferred Stock and Series D Preferred Stock outstanding on the record date, voting together as a single class, is required to approve this proposal to amend P-Com's certificate of incorporation.

RECOMMENDATION OF P-COM'S BOARD OF DIRECTORS

         The board of directors has determined that the proposed amendment to P-Com's certificate of incorporation is in the best interests of P-Com and its stockholders and recommends that the stockholders of P-Com vote FOR the proposal to amend P-Com's certificate of incorporation to increase the number of authorized shares of P-Com common stock from 23,333,333 shares to 35,000,000 shares.

                        PROPOSAL TO REMOVE LIMITATIONS ON
                    EXERCISE OF P-COM'S OUTSTANDING WARRANTS

BACKGROUND

         In March, May and July 2003, P-Com issued (i) Series A Warrants to purchase 122,267 shares of common stock at an initial exercise price of $3.60 per share and (ii) Series B Warrants to purchase 171,066 shares of common stock at an initial exercise price of $6.00 per share. Both the Series A Warrants and Series B Warrants have a term of three years. As of August 17, 2004, none of the outstanding Series A Warrants or Series B Warrants had been exercised.

         In October and December 2003, P-Com issued (i) Series C-1 Warrants to purchase approximately 2.3 million shares of common stock at an initial exercise price of $4.50 per share, increasing to $5.40 per share one year after their respective dates of issuance, and (ii) Series C-2 Warrants to purchase approximately 2.3 million shares of common stock at an initial exercise price of $5.40 per share, increasing to $6.60 per share 18 months after their respective dates of issuance. Both the Series C-1 Warrants and Series C-2 Warrants have a term of five years. As of August 17, 2004, approximately 910,000 of the outstanding Series C-1 Warrants and approximately 910,000 of the outstanding Series C-2 Warrants have been exercised.

         The number of shares of common stock issuable upon exercise of these warrants is subject to adjustment for stock splits, stock dividends and similar transactions and for certain dilutive issuances.

PROPOSAL TO PERMIT REMOVAL OF LIMITATION ON EXERCISE OF WARRANTS

         Currently, no holder of Series A Warrants or Series B Warrants may exercise any of these warrants if the exercise would cause the holder or any of its affiliates, individually or in the aggregate, to beneficially own more than 4.99% of P-Com's outstanding common stock. Similarly, no holder of Series C-1 Warrants or Series C-2 Warrants may exercise any of these warrants if the exercise would cause the holder or any of its affiliates, individually or in the aggregate, to beneficially own more than 9.999% of P-Com's outstanding common stock. According to the terms of the Series A Warrants, Series B Warrants, Series C-1 Warrants and Series C-2 Warrants, the removal of these exercise limitations requires the prior approval of (i) the holders of a majority of P-Com's outstanding common stock and (ii) the holder of each warrant being amended.

         P-Com is requesting that its stockholders approve this proposal to permit the removal of the 4.99% exercise limitation from all outstanding Series A Warrants and Series B Warrants and the removal of the 9.999% exercise limitation from all outstanding Series C-1 Warrants and Series C-2 Warrants. Stockholder approval of this proposal will not necessarily effect any change to P-Com's outstanding warrants. Since the removal of these exercise limitations requires the prior approval of both (i) the holders of a majority of P-Com's outstanding common stock and (ii) the holder of each warrant being amended, stockholder approval of this proposal will only provide P-Com with the ability to remove the applicable exercise limitation if the holder of one of these warrants so desires.

         If this proposal is approved by P-Com's stockholders and P-Com and the holder of a Series A Warrant, Series B Warrant, Series C-1 Warrant or Series C-2 Warrant subsequently agree to remove the applicable exercise limitation with respect to a particular warrant, then the holder will be able to exercise that same warrant, without regard to the exercise limitation. For Series A Warrants and Series B Warrants, the removal of the 4.99% exercise limitation will be effective immediately upon the holder's agreement to remove the limitation. For Series C-1 Warrants and Series C-2 Warrants, the removal of the 9.999% exercise limitation will be effective on the 61st day after the agreement to remove the limitation is made.

PURPOSE OF AND RATIONALE FOR PROPOSAL

         Additional Working Capital

         As of June 30, 2004, P-Com had working capital of $4.9 million. A potential source of additional funds to improve P-Com's working capital position is the cash exercise price that is payable to P-Com upon exercise of its outstanding Series A Warrants, Series B Warrants, Series C-1 Warrants and Series C-2 Warrants. The last reported sale price of P-Com common stock on the OTC Bulletin Board on August 16, 2004 was $0.88 per share, which is significantly lower than the current exercise prices of P-Com's outstanding warrants. In order to encourage the exercise of its outstanding warrants and thereby raise additional funds and streamline its capital structure, in June 2004, P-Com offered its warrant holders more favorable terms upon which they could exercise their warrants, including a reduced exercise price. (The modified exercise terms did not provide for the issuances of a greater number of shares of common stock upon exercise of any outstanding warrant.) However, some of P-Com's warrant holders were unable to take advantage of this offer because the 4.99% and 9.999% exercise limitations described above prevented them from exercising their warrants. In order to enable these warrant holders to fully exercise their Series A Warrants, Series B Warrants, Series C-1 Warrants and Series C-2 Warrants, P-Com is asking its stockholders to permit the removal of the applicable exercise limitation from these warrants.

         In order to raise additional funding and address P-Com's immediate working capital needs, P-Com issued promissory notes to those warrant holders who were prevented from exercising their warrants at the more favorable terms offered in June 2004, by the 4.99% and 9.999% exercise limitations described above. The aggregate principal amount represented by these promissory notes is approximately $1.2 million, which is the same amount that P-Com would have received in cash if these warrant holders were permitted to fully exercise their warrants at the reduced exercise prices offered to P-Com's other warrant holders in June 2004. If P-Com's stockholders approve this proposal to permit the removal of the 4.99% and 9.999% exercise limitations from P-Com's outstanding warrants, those warrant holders to whom the promissory notes were issued will be able to fully exercise their warrants and pay the corresponding exercise price by canceling P-Com's obligations under the promissory notes. If P-Com's stockholders do not approve this proposal, the warrant holders to whom the promissory notes were issued will be unable to exercise their warrants and P-Com will be required to repay its indebtedness under the promissory notes.

         Additional Shares Available for Corporate Purposes

         P-Com is authorized to issue a total of 23,333,333 shares of common stock. Of this amount, approximately 10.4 million shares of common stock are currently outstanding and approximately 8.8 million shares of common stock have been reserved for issuance upon conversion or exercise of P-Com's outstanding convertible securities, including the Series A Warrants, Series B Warrants, Series C-1 Warrants and Series C-2 Warrants. As a result, P-Com will have little or no flexibility to issue additional shares of common stock in connection with financing programs, acquisitions, forward stock splits and other corporate purposes without the delay and expense involved in obtaining stockholder approval each time an opportunity requiring the issuance of shares of common stock arises. Such a delay could cause P-Com to lose the opportunity to pursue one or more of these transactions.

         Currently, approximately 1.6 million shares of common stock are issuable upon exercise of the Series A Warrants, Series B Warrants, Series C-1 Warrants and Series C-2 Warrants that are held by warrant holders who are prevented from exercising their warrants by the 4.99% and 9.999% exercise limitations described above. If these warrant holders were permitted to fully exercise their warrants at the more favorable exercise prices that were offered to P-Com's other warrant holders in June 2004, the total number of shares of P-Com common stock actually issued to these warrant holders would be approximately 823,000 shares. In addition, in connection with the warrant offer described above, these warrant holders have tentatively agreed to surrender two outstanding warrants in consideration for the issuance of a share of common stock, resulting in the issuance of an additional 411,400 shares of common stock, and the concurrent cancellation of warrants to purchase 411,400 shares of common stock. The remaining unissued shares of common stock would then be available to P-Com to issue in connection with the corporate purposes mentioned above.

         Under the agreements pursuant to which the Series C-1 Warrants and Series C-2 Warrants were issued, P-Com is required to reserve 125% of total number of shares issuable upon exercise of the Series C-1 Warrants and Series C-2 Warrants. As these warrants are exercised, the additional 25% reserve requirement will lapse and the shares of common stock that were previously subject to this reserve requirement will be available for issuance in connection with the corporate purposes mentioned above. Currently, approximately 1.7 million shares of P-Com common stock are reserved for issuance upon exercise of the Series C-1 Warrants and Series C-2 Warrants that are held by warrant holders who are prevented from exercising their warrants by the 9.999% exercise limitation. This amount includes the additional 25% reserve requirement. If P-Com's stockholders approve this proposal to permit the removal of the 9.999% exercise limitation and the warrant holders who are affected by that exercise limitation subsequently exercise their Series C-1 Warrants and Series C-2 Warrants in full, P-Com will have approximately 338,000 shares of common stock that are no longer subject to the additional 25% reserve requirement and, therefore, available for issuance in connection with other corporate purposes.

EFFECT OF PROPOSAL

         If the removal of the 4.99% and 9.999% exercise limitations on the Series A Warrants, Series B Warrants, Series C-1 Warrants and Series C-2 Warrants, respectively, is approved by P-Com's stockholders, P-Com and the holder of each these warrants will be able (but not required) to amend these warrants by deleting the 4.99% or 9.999% exercise limitation, as the case may be. This means that even if P-Com's stockholders approve this proposal, the removal of the 4.99% or 9.999% exercise limitation, as the case may be, will require the mutual agreement of P-Com and the holder of the Series A Warrant, Series B Warrant, Series C-1 Warrant or Series C-2 Warrant being amended.

         As described above, P-Com has addressed its immediate working capital needs by issuing promissory notes in the aggregate principal amount of approximately $1.2 million. These promissory notes have been issued to those warrant holders who are currently prevented from exercising their warrants by the 4.99% and 9.999% exercise limitations. If P-Com's stockholders approve this proposal to permit the removal of the 4.99% and 9.999% exercise limitations from P-Com's outstanding warrants, these warrant holders will be able to fully exercise their warrants and pay the corresponding exercise price by canceling P-Com's obligations under the promissory notes. If P-Com's stockholders do not approve this proposal to permit the removal of the 4.99% and 9.999% exercise limitations, these warrant holders will be unable to exercise their warrants and P-Com will be required to repay its indebtedness under the promissory notes.

         The existence of the 4.99% and 9.999% exercise limitations prevents the dilution that would otherwise occur upon the exercise of P-Com's outstanding warrants from occurring all at once because it limits the extent to which the Series A Warrants, Series B Warrants, Series C-1 Warrants and Series C-2 Warrants may be exercised at any given time. If P-Com's stockholders approve this proposal to permit removal of the 4.99% and 9.999% exercise limitations and the warrant holders who are currently prevented from fully exercising their warrants subsequently agree with P-Com to remove these limitations, the existing holders of P-Com common stock may suffer this dilution much sooner than if the exercise limitation had not been removed. If this proposal to remove the 4.99% and 9.999% exercise limitations is not approved, the warrant holders who are currently affected by these limitations would be forced to sell their shares of P-Com common stock in order to accommodate the exercise of their warrants.

APPROVALS REQUIRED

         The affirmative vote of the holders of a majority of the shares of P-Com common stock, Series C Preferred Stock and Series D Preferred Stock outstanding on the record date, voting together as a single class, is required to approve the proposal to permit the removal of the 4.99% exercise limitation that currently applies to P-Com's outstanding Series A Warrants and Series B Warrants.

         The affirmative vote of the holders of a majority of the shares of P-Com common stock outstanding on the record date, voting as a separate class, is required to approve the proposal to permit the removal of the 9.999% exercise limitation that currently applies to P-Com's outstanding Series C-1 Warrants and Series C-2 Warrants.

RECOMMENDATION OF P-COM'S BOARD OF DIRECTORS

         The board of directors has determined that the removal of the 4.99% exercise limitation on all of P-Com's outstanding Series A Warrants and Series B Warrants and the removal of the 9.999% exercise limitation on all of P-Com's outstanding Series C-1 Warrants and Series C-2 Warrants is in the best interests of P-Com and recommends that the stockholders of P-Com vote FOR the proposal to approve the removal of these exercise limitations from P-Com's outstanding Series A Warrants, Series B Warrants, Series C-1 Warrants and Series C-2 Warrants.

                PROPOSAL TO ADOPT THE 2004 EQUITY INCENTIVE PLAN

         P-Com's stockholders are being asked to adopt P-Com's 2004 Equity Incentive Plan (the "2004 Plan"), which will supersede and replace the 1995 Stock Option/Stock Issuance Plan (the "1995 Plan") that is currently in effect.

         The following is a summary of the principal features of the 2004 Plan, and it is qualified in its entirety by reference to the full text of the 2004 Plan, a copy of which is attached as Appendix A to this proxy statement. If approved, the 2004 Plan will serve as the successor to P-Com's 1995 Plan.

EQUITY INCENTIVE AWARDS

         The 2004 Plan provides four different types of equity incentive awards:
(i) stock options, (ii) stock appreciation rights, (iii) restricted stock, and
(iv) stock units. The principal features of each of these types of awards are described below. The Compensation Committee of P-Com's board of directors administers the provisions of the 2004 Plan with respect to all officers and directors of P-Com subject to the short-swing trading restrictions of the federal securities laws ("Section 16 Insiders"). With respect to all other participants, the 2004 Plan may be administered by either the Compensation Committee or a special stock option committee (the "Secondary Committee") comprised of one or more directors appointed by the board of directors or by the entire board of directors itself. Each entity, whether the Compensation Committee, the Secondary Committee or the board of directors, will be referred to in this summary as the Plan Administrator with respect to its particular administrative functions under the 2004 Plan, and each Plan Administrator will have complete discretion (subject to the provisions of the 2004 Plan) to authorize equity incentive awards under the 2004 Plan within the scope of its administrative authority.

SHARE RESERVE

         The number of shares of common stock underlying stock options, stock appreciation rights, restricted stock and stock units awarded under the 2004 Plan may not exceed 3,000,000 shares. The remaining shares of common stock reserved for issuance under the 1995 Plan shall rollover into the 2004 Plan share reserve upon the approval of the 2004 Plan. The board of directors shall reserve the required number of shares from the authorized and unissued shares of common stock in order to bring the total 2004 Plan share reserve to 3,000,000 shares.

         Should any stock option, stock appreciation right or stock unit be forfeited or terminate prior to its exercise in full, the shares of common stock subject to the unexercised portion of that stock option, stock appreciation right or stock unit, as the case may be, will again be available for subsequent awards under the 2004 Plan. Similarly, if any restricted stock or common stock issued upon the exercise of stock options are forfeited, such shares will again be available for subsequent awards under the 2004 Plan

CHANGES IN CAPITALIZATION

         If any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, reverse stock split, combination of shares, exchange of shares or other change in corporate structure effected without P-Com's receipt of consideration, appropriate adjustments will be made to (i) the number of shares reserved for future awards under the 2004 Plan, (ii) the maximum number of stock options, stock appreciation rights, restricted stock and stock units that may be awarded to a participant in any calendar year, (iii) the number of shares of common stock underlying each outstanding stock option and stock appreciation right, (iv) the exercise price under each outstanding stock option and stock appreciation right and (v) the number of stock units included in any prior award that has not yet been settled. All such adjustments will be designed to preclude the enlargement or dilution of participant rights and benefits under the 2004 Plan.

ELIGIBILITY

         Employees, non-employee directors, and independent consultants and advisors to P-Com and its subsidiaries (whether now existing or subsequently established) will be eligible to receive awards under the 2004 Plan.

         As of August 10, 2004, 7 executive officers, 4 non-employee directors and 133 other employees were eligible to receive awards under the 2004 Plan.

VALUATION

         The fair market value per share of common stock on any relevant date under the 2004 Plan will be the last reported sale price per share on that date, as reported on the OTC Bulletin Board. On August 16, 2004, the last reported sale price of P-Com common stock was $0.88 per share.

STOCK OPTIONS

Grant

         The Plan Administrator has complete discretion under the 2004 Plan to determine which eligible individuals are to receive option grants, the time or times when such grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. Under the 2004 Plan, an individual may not receive options to purchase more than 833,333 shares of common stock in any given year. In addition, an individual may not receive incentive stock options that first become exercisable in any given year for shares having a fair market value in excess of $100,000, as determined on the date of grant.

Price and Exercisability

         The exercise price per share for incentive stock options granted under the 2004 Plan may not be less than 100% of the fair market value per share of common stock on the option grant date. The exercise price for non-statutory stock options granted under the 2004 Plan may not be less that 85% of the fair market value per share of common stock on the option grant date.

         No option will have a term in excess of 10 years, and options will generally vest and become exercisable in one or more installments over the optionee's period of service with P-Com. Stock options that are immediately exercisable in full, without any vesting period, may also be granted under the 2004 Plan at the discretion of the Plan Administrator. The Plan Administrator may also determine that all or part of an option granted under the 2004 Plan will fully vest if a change in control (as defined below) occurs with respect to P-Com or if the optionee is involuntarily terminated after a change in control.

         The exercise price may be paid in cash or in shares of the common stock. Outstanding options may also be exercised through one of the following methods:

          o a same-day sale, pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to P-Com, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes;

          o a stock pledge, pursuant to which all or part of the shares being purchased under the option are pledged to a designated brokerage firm or lender as security for a loan, the proceeds of which are paid directly to P-Com and sufficient to cover the exercise price for the purchased shares plus all applicable withholding taxes; and

          o a full-recourse promissory note delivered to P-Com in an amount equal to the exercise price for the purchased shares plus all applicable withholding taxes, provided that the par value of the shares being purchased is paid in cash.

Termination of Service

         Upon the optionee's cessation of employment or service with P-Com, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the Plan Administrator will have complete discretion to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The Plan Administrator will also have complete discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

Modification and Assumption of Options

         The Plan Administrator has the discretion to modify, extend or assume outstanding options or may accept the cancellation of outstanding options in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. However, no modification of an option may, without the consent of the optionee, alter or impair his or her rights or obligations under the option.

Repurchase of Options

         The Plan Administrator, in its discretion, may at any time offer to repurchase for cash the unexercised portion of any outstanding option upon the terms and conditions specified by the Plan Administrator. The Plan Administrator, in its discretion, may also permit an optionee to cash-out the unexercised portion of his or her option upon the terms and conditions specified by the Plan Administrator.

Other Provisions

         No optionee will have any stockholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

STOCK APPRECIATION RIGHTS

Grant

         The Plan Administrator has complete discretion under the 2004 Plan to determine which eligible individuals are to receive stock appreciation rights, the time or times when such grants are to be made, the number of shares subject to each stock appreciation right, the vesting schedule (if any) to be in effect for the stock appreciation right and the maximum term for which any stock appreciation right is to remain outstanding. Under the 2004 Plan, an individual may not receive stock appreciation rights that pertain to more than 833,333 shares of common stock in any given year.

Price and Exercisability

         The base price for stock appreciation rights are set forth in each agreement under which the stock appreciation right is granted. A stock appreciation right agreement may provide for either a fixed base price of a base price that fluctuates in accordance with a predetermined formula while the stock appreciation right is outstanding.

         Each stock appreciation right agreement will specify the term of the stock appreciation right and the date or dates when all or any installment of the stock appreciation right will vest and become exercisable. The Plan Administrator may also determine that all or part of a stock appreciation right will fully vest if a change in control occurs with respect to P-Com or if the holder is involuntarily terminated after a change in control.

         Stock appreciation rights may also be awarded alone. These stand-alone stock appreciation rights provide the holders with the right to receive a payment equal to the excess of (a) the fair market value of the shares of common stock subject to the stock appreciation right over (b) the aggregate base price payable for those shares. The payment may, at the discretion of the Plan Administrator, be made in cash, shares of common stock or a combination of both.

         Stock appreciation rights may be awarded in combination with options. These tandem stock appreciation rights provide the holders with the right to surrender their options for a payment equal to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. The payment may, at the discretion of the Plan Administrator, be made in cash, shares of common stock or a combination of both.

Termination of Service

         At the discretion of the Plan Administrator, each stock appreciation right agreement may provide that a stock appreciation right will expire prior to the end of its term if the employment or service of the holder of the stock appreciation right ceases for any reason. While a stock appreciation right remains outstanding, the Plan Administrator will also have complete discretion to extend the period following the holder's cessation of employment or service during which his or her outstanding stock appreciation right may be exercised. The Plan Administrator will also have complete discretion to accelerate the exercisability or vesting of outstanding stock appreciation rights in whole or in part at any time.

Modification and Assumption of Stock Appreciation Rights

         The Plan Administrator has the discretion to modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights in return for the grant of new stock appreciation rights for the same or a different number of shares and at the same or a different base price. However, no modification of a stock appreciation right may, without the consent of the holder, alter or impair his or her rights or obligations under the stock appreciation right.

Other Provisions

         Stock appreciation rights are generally not assignable or transferable other than by will or the laws of inheritance and, during the holder's lifetime, the stock appreciation may be exercised only by such holder. However, the Plan Administrator may allow stock appreciation rights to be transferred or assigned during the holder's lifetime to one or more members of the holder's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the holder's estate plan.

RESTRICTED STOCK

Grant

         The Plan Administrator has complete discretion under the 2004 Plan to determine which eligible individuals are to receive shares of restricted stock, the time or times when such grants are to be made, the number of shares granted and the vesting schedule (if any) to be in effect for the restricted stock. In any given year, the number of shares of restricted stock that are subject to performance-based vesting conditions granted to a participant in the 2004 Plan may not exceed 833,333 shares.

Payment

         Generally, restricted stock may be sold or awarded under the 2004 Plan for any fair and valuable consideration determined by the Plan Administrator, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. If an award of restricted stock consists of newly issued shares of restricted stock, the consideration must consist exclusively of cash, cash equivalents, past services rendered to P-Com (or its subsidiaries) or full-recourse promissory notes, as the Plan Administrator may determine.

Vesting

         Awards of restricted stock may or may not be subject to vesting in one or more installments upon the satisfaction of conditions specified in the restricted stock agreement. A restricted stock agreement may provide for accelerated vesting in the event of the holder's death, disability, retirement or other events. The Plan Administrator may also determine that all or part of a restricted stock award will fully vest if a change in control occurs with respect to P-Com or if the holder is involuntarily terminated after a change in control.

Voting and Dividend Rights

         The holders of restricted stock awarded under the 2004 Plan will have the same voting, dividend and other rights as P-Com's other stockholders. A restricted stock agreement, however, may require that the holders of restricted stock invest any cash dividends received in additional shares of restricted stock, and those additional shares of restricted stock will be subject to the same conditions and restrictions as the original shares of restricted stock on which the dividends were paid.

STOCK UNITS

Grant

         The Plan Administrator has complete discretion under the 2004 Plan to determine which eligible individuals are to receive stock units, the time or times when such grants are to be made, the number of stock units granted and the vesting schedule (if any) to be in effect for the stock units. In any given year, the number of stock units that are subject to performance-based vesting conditions granted to a participant in the 2004 Plan may not exceed 833,333 shares.

Payment

         No cash consideration is required to be paid for awards of stock units.

Vesting

         Award of stock units may or may not be subject to vesting in one or more installments upon satisfaction of conditions specified in the stock unit agreement. A stock unit agreement may provide for accelerated vesting in the event of the holder's death, disability, retirement or other events. The Plan Administrator may also determine that all or part of an award of stock units will fully vest if a change in control occurs with respect to P-Com or if the holder is involuntarily terminated after a change in control.

Settlement of Stock Units

         Settlement of vested stock units may be made in the form of cash, shares of common stock or a combination of both, as determined by the Plan Administrator. Methods of converting stock units into cash may include (without limitation) a method based on the average fair market value of the common stock over a series of trading days. Vested stock units may be settled in a lump sum or in one or more installments.

Voting and Dividend Rights

         The holders of stock units will have no voting rights. Prior to settlement or forfeiture, a stock unit awarded under the 2004 Plan may, at the Plan Administrator's discretion, carry with it the right to receive dividend equivalents that entitle the holder to be credited with an amount equal to the cash dividends paid on P-Com's common stock while the stock unit is outstanding. Settlement of dividend equivalents may be made in the form of cash, shares of common stock or a combination of both. Prior to settlement, dividend equivalents will be subject to the same conditions and restrictions as the stock units to which they attach.

Death of Recipient

         Any award of stock units that becomes payable after the recipient's death will be distributed to the recipient's beneficiaries. Each recipient of an award of stock units under the 2004 Plan will designate one or more beneficiaries for this purpose by filing the prescribed form with P-Com. If no beneficiary is designated or if no designated beneficiary survives the award recipient, then any stock units that become payable after the recipient's death shall be distributed to the recipient's estate.

Creditor's Rights

         A holder of stock units will have no rights other than those of a general creditor of P-Com. Stock units represent an unfunded and unsecured obligation of P-Com, subject to the terms and conditions of the applicable stock unit agreement.

CHANGE IN CONTROL

         For purposes of the 2004 Plan, P-Com will be deemed to have undergone a change in control upon the occurrence of any of the following events:

         1. The consummation of a merger or consolidation of P-Com with or into another entity or any other corporate reorganization, if the persons who were stockholders of P-Com immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation, or other reorganization less than 50% of the total voting power of the continuing or surviving entity or the direct or indirect parent corporation of the continuing or surviving entity;

         2. The sale, transfer or other disposition of all or substantially all of P-Com's assets;

         3. A change in the composition of P-Com's board of directors, after which fewer than a majority of the incumbent directors are directors who either (A) had been directors of P-Com on the date 24 months prior to such change in composition (the "original directors") or (B) were elected or nominated for election to the Board with the affirmative votes of at least a majority of the original directors who were in office at the time of such election or nomination; or

         4. Any transaction that causes any person to be the beneficial owner (as that term is defined under the rules of the Securities and Exchange Commission) of shares representing at least 51% of the total voting power represented by P-Com's outstanding voting securities.

         A transaction will not constitute a change in control if its sole purpose is to change P-Com's state of incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held P-Com's securities immediately before such transaction.

         The acceleration of vesting upon a change in control may be seen as an anti-takeover provision and may have the effect of discouraging an asset purchase proposal, a takeover attempt or other efforts to gain control of P-Com.

AMENDMENT AND TERMINATION

          The board of directors may amend or modify the 2004 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation or pursuant to the express provisions of the 2004 Plan summarized above. The board of directors may terminate the 2004 Plan at any time. If the 2004 Plan is approved by P-Com's stockholders, it will automatically terminate on May 7, 2014.

FEDERAL INCOME TAX CONSEQUENCES

Stock Options

         Options granted under the 2004 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

         Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying dispositions and (ii) disqualifying dispositions. A qualifying disposition occurs if the sale or other disposition is made more than 2 years after the option grant date and more than 1 year after the exercise date. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

         Upon a qualifying disposition, the optionee will recognize long-term capital gain or loss in an amount equal to the excess or shortfall of (i) the amount realized upon the sale or other disposition of the purchased shares over

(ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then generally the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

         If the optionee makes a disqualifying disposition of the purchased shares, then generally P-Com will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, P-Com will not be entitled to any income tax deduction.

         Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         P-Com will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of P-Com in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

         As discussed above, P-Com may grant either stand-alone stock appreciation rights or tandem stock appreciation rights under the 2004 Plan. Generally, the recipient of a stand-alone stock appreciation right will not recognize any taxable income at the time the stand-alone stock appreciation rights is granted.

         With respect to stand-alone stock appreciation rights, if the employee receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the employee receives the appreciation inherent in the stock appreciation right in stock, the employee will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the employee for the stock.

         With respect to tandem stock appreciation rights, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the employee will be the same as discussed above relating to stand-alone stock appreciation rights. If the employee elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a non-statutory stock option (discussed above), i.e., the employee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price.

         In general, there will be no federal income tax deduction allowed to P-Com upon the grant or termination of stand-alone stock appreciation rights or tandem stock appreciation rights. However, upon the exercise of either a stand-alone stock appreciation right or a tandem stock appreciation right, P-Com will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Restricted Stock

         Restricted stock awards will generally be taxed in the same manner as non-statutory stock options. However, a restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code to the extent the award will be forfeited in the event that the employee ceases to provide services to P-Com. As a result of this substantial risk of forfeiture, the employee will not recognize ordinary income at the time of award. Instead, the employee will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The employee's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

         The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within 30 days of the award) an election pursuant to Section 83(b) of the Internal Revenue Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on that date. The ordinary income recognized by an employee will be subject to tax withholding by P-Com. Unless limited by Section 162(m) of the Internal Revenue Code, P-Com is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Stock Units

         Upon the settlement of stock units granted under the 2004 Plan, the holder will generally recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

         In general, there will be no federal income tax deduction allowed to P-Com upon the grant or termination of stock units. However, upon the settlement of stock units granted under the 2004 Plan, P-Com will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the settlement, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to P-Com's chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2004 Plan provides that no employee may be granted stock options, stock appreciation rights, restricted stock or stock units, in each case, that pertain to more than 833,333 shares in any calendar year. Stockholder approval of the 2004 Plan will constitute stockholder approval of these limitations for purposes of Section 162(m).

Golden Parachute Rules

         Internal Revenue Code Section 280G provides that if certain executives receive payments that are made because of a change in control of P-Com, then a portion of those payments will be (i) subject to a 20% excise tax imposed on the executives that receive such payments, and (ii) nondeductible by P-Com. For this purpose, the acceleration of the vesting of stock options is treated as a payment. These adverse tax consequences only apply (i) if the total amount of the payments to such an executive equal or exceed 300% of his or her average annual compensation and (ii) to the extent that the payments actually exceed his or her average annual compensation.

         THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON AWARDEES AND P-COM WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2004 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES ARISING IN THE CONTEXT OF THE EMPLOYEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE'S INCOME OR GAIN MAY BE TAXABLE.

ACCOUNTING TREATMENT

         Option grants or restricted stock issuances with exercise or issue prices that are less than the fair market value of the shares on the grant or issue date will result in a compensation expense to P-Com's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be amortized against P-Com's earnings over the period that the option shares or issued shares are to vest.

         Option grants or restricted stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant generally will not result in any charge to P-Com's earnings, but P-Com must disclose, in pro-forma statements to P-Com's financial statements, the impact those option grants would have upon P-Com's reported earnings if the fair value of those options were treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining P-Com's earnings per share on a fully diluted basis.

         In addition, any option grants made to non-employee consultants (but not non-employee directors) will result in a direct charge to P-Com's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly be adjusted to reflect the appreciation (if any) in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares. Should any outstanding options under the 2004 Plan be repriced, then that repricing will also trigger a direct charge to P-Com's reported earnings measured by the appreciation in the value of the underlying shares between the grant of the repriced option and the date the repriced option is exercised for those shares or terminates unexercised.

         Generally, the granting of stock appreciation rights and stock units will result in a compensation expense to P-Com's earnings. The value of stock appreciation rights and stock units are treated as compensation expense, being charged against P-Com's earnings in the year of the grant and prorated over the vesting period. The expense is then adjusted each year as the value of the award increases or decreases.

NEW PLAN BENEFITS

         Because benefits under the 2004 Plan will depend on the Plan Administrator's actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the 2004 Plan is approved by the stockholders.

APPROVALS REQUIRED

         The affirmative vote of the holders of a majority of the shares of P-Com common stock, Series C Preferred Stock and Series D Preferred Stock outstanding on the record date, voting together as a single class, is required to approve this proposal to adopt the proposed 2004 Plan.

RECOMMENDATION OF P-COM'S BOARD OF DIRECTORS

         The board of directors of P-Com recommends that P-Com stockholders vote FOR the proposed adoption of P-Com's 2004 Plan.

                       PROPOSAL TO ELECT P-COM'S DIRECTOR
                    NOMINEES TO THE P-COM BOARD OF DIRECTORS

GENERAL

          P-Com's certificate of incorporation provides for a classified board of directors consisting of three classes of directors with staggered three-year terms. Each class consists, as nearly as possible, of one-third of the total number of directors. The class whose term of office expires at the 2004 annual meeting currently consists of two directors. The directors elected to this class will serve for a term of three years, expiring at the 2007 annual meeting of stockholders or until a successor has been duly elected. The nominees listed below are currently directors of P-Com.

         Each nominee for election has agreed to serve if elected, and management has no reason to believe that such nominee will be unavailable to serve. If the nominees are unable or decline to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES FOR TERM ENDING UPON THE 2004 ANNUAL MEETING OF STOCKHOLDERS

         George P. Roberts, 71, is a founder of P-Com and has served as Chief Executive Officer and a Director from October 1991 to May 2001, and as interim Chief Executive Officer since January 2002. Mr. Roberts resigned from his position as interim Chief Executive Officer on September 1, 2003. Since September 1993, he has also served as Chairman of the Board of Directors.

         Brian T. Josling, 61, has served as a Director of P-Com since September 1999. Since December 2000, he has served as the President of Fuel Cells, Canada, the Canadian Association of fuel cell and hydrogen companies. Mr. Josling is a professional corporate director having served on 12 boards in Canada and the United States from 1993 to present. He also currently serves on the board of directors of Membrane Reactor Technology Ltd., Wmode, Inc., and Conduit Ventures Ltd.

CONTINUING DIRECTOR FOR TERM ENDING UPON THE 2005 ANNUAL MEETING OF STOCKHOLDERS

         Frederick R. Fromm, 55, has served as a Director of P-Com since June 2001. From May 2003 to January 2004, Mr. Fromm was President and Chief Executive Officer of Gluon Networks, Inc. a telecommunications equipment company. From July 2000 to October 2001, he was President, and from November 2001 to October 2002 he was also Chief Executive Officer of Oplink Communications, Inc., an optical components company. From October 1998 to July 2000 he was President and Chief Executive Officer of Siemens Information and Communications Networks, Inc., a telecommunications equipment company. From October 1996 to October 1998 he was President and Chief Executive Officer of Siemens Telecom Networks, Inc. a telecommunications equipment company.

         Craig Roos, 58, has served as a Director of P-Com since December 2003. Mr. Roos is founder and sole owner of Roos Capital Planners, Inc., which he formed in 1979 and which specializes in advisory services to the communications industry, primarily in the fixed and mobile wireless area. Mr. Roos has served on the boards of several companies in the wireless, communications, software, media, and telecommunications industries. He served as chairman of MobileMedia Corporation from 1993 until 1995. Mr. Roos also was a co-founder of Locate, a digital local access carrier specializing in high-speed T-1 level radio carrier technologies. Mr. Roos has testified before the United States Congress on telecommunications issues and is a former chairman of the Alternative Local Telecommunications Trade Association. Mr. Roos currently serves on the Board of Directors of SPEEDCOM Wireless Corporation.

CONTINUING DIRECTOR FOR TERM ENDING UPON THE 2006 ANNUAL MEETING OF STOCKHOLDERS

         John A. Hawkins, 44, has served as a Director of P-Com since September 1991. Since August 1995, Mr. Hawkins has been a General Partner of Generation Capital Partners, L.P., a private equity firm. He also currently serves on the board of directors of High End Systems and NTE, Inc.

         Samuel Smookler, 63, has served as Chief Executive Officer and a Director of P-Com since September 2003. Mr. Smookler served as Chief Executive Officer and Chairman of Maxima Corporation, a developer of high capacity optical wireless transmission systems from August 2002 to August 2003. Mr. Smookler served as Chief Executive Officer and as a director of Stratex Networks from May 2000 through December 2001. Prior to such appointment, he served as President and Chief Operating Officer of Stratex Networks from January 1998. Mr. Smookler was President and Chief Operating Officer of Signal Technology Corporation, a manufacturer of electronic components and subsystems, from February 1997 to January 1998. He served as Vice President and General Manager of the Interconnection Products Division of Augat Corporation, a manufacturer of telecommunications connection products, from November 1994 to February 1997. Mr. Smookler served as General Manager of a division of M/A-COM, Inc., a manufacturer of radio and microwave communications products, from February 1992 to November 1994.

BOARD COMMITTEES AND MEETINGS

         The board of directors held 20 meetings and acted by unanimous written consent 15 times during the fiscal year ended December 31, 2003. The board of directors has an Audit Committee and a Compensation Committee. Each Director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the Board on which such director served during 2003. P-Com encourages its directors to attend the annual meetings of stockholders. At the 2003 annual meeting of stockholders, 2 directors of P-Com were in attendance.

         The Audit Committee currently consists of three directors, Mr. Josling, Mr. Fromm, and Mr. Roos. The Board of Directors has determined that Messrs. Josling, Fromm and Roos are "independent directors" as defined in the NASDAQ Marketplace Rules and also meet the additional independence standards for Audit Committee members. The Audit Committee is primarily responsible for approving the services performed by P-Com's independent accountants and reviewing their reports regarding P-Com's accounting practices and systems of internal accounting controls. The Board of Directors has determined that Mr. Roos is the "audit committee financial expert," as defined in the rules of the Securities and Exchange Commission. The Audit Committee held 3 meetings and acted by unanimous written consent one time during 2003. The Audit Committee has a written charter, a copy of which is attached hereto as Appendix B.

         The Compensation Committee currently consists of two directors, Mr. Hawkins and Mr. Fromm, and is primarily responsible for reviewing and approving P-Com's general compensation policies and setting compensation levels for its executive officers. The Compensation Committee also has the authority to administer P-Com's Employee Stock Purchase Plan and its 1995 Stock Option/Stock Issuance Plan and, if adopted by P-Com's stockholders, the 2004 Equity Incentive Plan, and to make option grants thereunder. The Compensation Committee held 2 meetings and acted by unanimous written consent one time during 2003.

         All of our directors participate in the director nomination process, and our board of directors does not have a standing nominating committee. We believe that the establishment of such a committee is not warranted in view of the fact that a majority of our directors are independent directors as defined under Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         P-Com's stockholders may contact the Board of Directors or any of the individual directors by writing to them c/o Daniel W. Rumsey, Vice President, General Counsel and Secretary, P-Com, Inc., 3175 S. Winchester Blvd., Campbell, California 95008. Inquiries sent by mail will be reviewed, sorted and summarized by Mr. Rumsey or his designee before they are forwarded to the Board of Directors or individual directors.

APPROVALS REQUIRED

         Directors are elected by a plurality of the votes cast at the annual meeting. This means that the two director nominees who receive the highest number of votes will be elected to P-Com's board of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The board of directors of P-Com recommends that the P-Com stockholders vote FOR the election of each of the nominees named above.

          PROPOSAL TO RATIFY THE SELECTION OF ITS INDEPENDENT AUDITORS

GENERAL

         Effective August 7, 2003, P-Com agreed to retain Aidman, Piser & Company as the principal accountant to audit P-Com's financial statements for the fiscal year ending December 31, 2003. Concurrently with the agreement to engage Aidman, Piser & Company, P-Com's former accountants, PricewaterhouseCoopers LLP resigned as P-Com's independent accountants. P-Com's board of directors approved the decision to change accountants.

         During P-Com's two most recent fiscal years and any subsequent interim period, there were no disagreements between P-Com and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

         The board of directors has selected Aidman, Piser & Company, independent public accountants, to audit the financial statements of P-Com for the fiscal year ending December 31, 2004, and recommends that stockholders vote for ratification of such appointment. The affirmative vote of a majority of the shares of P-Com stock represented and voting at the P-Com annual meeting is required to ratify the selection of Aidman, Piser & Company. In the event of a negative vote on ratification, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the board of directors believes that such a change would be in the best interests of P-Com and its stockholders.

         A representative of Aidman Piser & Company is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

         Other than the provision of services by Aidman Piser & Company to P-Com in connection with audit and tax engagements, neither Aidman Piser & Company nor any of its affiliates has any relationship with P-Com or any of its affiliates, except in the firm's capacity as P-Com's auditor.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

           Effective August 7, 2003, P-Com retained Aidman, Piser & Company ("Aidman Piser") as the principal accountant to audit P-Com's financial statements for the fiscal year ending December 31, 2003. Concurrently with the agreement to engage Aidman Piser, P-Com's former accountants, PricewaterhouseCoopers LLP resigned as P-Com's independent accountants. Additional information relating to our predecessor principal accountants is included in Part II, Item 9 above under the caption "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure." The aggregate fees Aidman Piser billed us for 2003 for professional services for review of financial statements included in our Reports on Form 10-Q or services normally provided by Aidman Piser in connection with filings or engagements for 2003 was $30,000.

Audit-Related Fees

           The aggregate fees Aidman Piser billed us in the fiscal year ended December 31, 2003 for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under the caption "Audit Fees" were $43,000, and were principally related to assisting the Company's management in responding to comments of the Securities and Exchange Commission ("Commission") following its review of the Company's reports filed with the Commission under the Securities Exchange Act of 1934, our acquisition of SPEEDCOM Wireless Corporation, for audit-related services in connection with restructuring activities, and filing of registration statements.

Tax Fees

           Aidman Piser did not bill us any additional fees in the last two fiscal years for tax compliance, advisory and planning services.

All Other Fees

           Aidman Piser did not bill us any additional fees in the last two fiscal years for products and services, other than the services reported above.

Audit Committee Pre-Approval Policies

           The Audit Committee has adopted an Audit Committee Charter, which sets forth the procedures and policies pursuant to which services to be performed by the independent auditor are to be pre-approved. Under the Charter, proposed services either may be pre-approved by agreeing to a framework with descriptions of allowable services with the Audit Committee ("general pre-approval"), or require the specific pre-approval of the Audit Committee. Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent auditor.

           The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor that are subject to general pre-approval. Under the Charter, the Audit Committee may delegate pre-approval authority one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting.

APPROVALS REQUIRED

         The affirmative vote of a majority of the shares of P-Com common stock, Series C Preferred Stock and Series D Preferred Stock present in person or represented by proxy and entitled to vote at the P-Com annual meeting is required to approve this proposal to ratify the selection Aidman Piser & Company as P-Com's independent accountants.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The board of directors recommends that P-Com stockholders vote FOR the ratification of the appointment of Aidman Piser & Company to serve as P-Com's independent auditors for the fiscal year ending December 31, 2004.

                    PROPOSAL TO GRANT P-COM'S MANAGEMENT THE
              DISCRETIONARY AUTHORITY TO ADJOURN THE ANNUAL MEETING

         If at the annual meeting the number of shares of P-Com common stock voting in favor of any of the foregoing proposals is insufficient to approve that proposal under Delaware law, P-Com's management intends to move to adjourn the annual meeting in order to enable P-Com's board of directors to solicit additional proxies in favor of that proposal. In that event, P-Com will ask its stockholders to vote only upon the adjournment proposal and any other proposals that have a sufficient number of shares voting in their favor, but not upon any proposal with an insufficient number of shares voting in its favor.

         In the adjournment proposal, P-Com is asking its stockholders to authorize the holder of any proxy solicited by the P-Com board of directors to vote in favor of granting management the discretionary authority to adjourn the P-Com annual meeting and any later adjournments of those meetings to a date or dates not later than October 31, 2004 in order to enable the P-Com board of directors to solicit additional proxies in favor of approving any proposal that initially lacks a sufficient number of shares voting in its favor.

         If the stockholders of P-Com approve the adjournment proposal, P-Com's management could adjourn the meeting and any adjourned session of the meeting to a date or dates not later than October 31, 2004 and use the additional time to solicit additional proxies in favor of approving any proposal that initially lacks a sufficient number of shares voting in its favor, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal. Among other things, approval of the adjournment proposals could mean that, even if P-Com has received proxies representing a sufficient number of votes to defeat any particular proposal, P-Com's management could adjourn the P-Com annual meeting without a vote on that proposal for up to 30 days and seek during that period to convince the holders of those shares to change their votes in favor of that particular proposal.

APPROVALS REQUIRED

         Approval of the adjournment proposal will require the affirmative vote of the holders of a majority of the shares of P-Com common stock, Series C Preferred Stock and Series D Preferred Stock present in person or represented by proxy and entitled to vote at the annual meeting of stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The P-Com board of directors believes that, if the number of shares of P-Com common stock, Series C Preferred Stock and Series D Preferred Stock voting in favor of any proposal is insufficient to approve the proposal, it is in the best interests of the P-Com stockholders to enable the board of directors, for a limited period of time, to continue to seek additional votes in favor of the proposal in order to obtain its approval.

         The board of directors recommends that P-Com stockholders vote FOR the proposal to grant P-Com's management the discretionary authority to adjourn the P-Com annual meeting to a date or dates not later than October 31, 2004.

                             DIRECTORS AND OFFICERS

         P-Com's board of directors is authorized to have seven directors. The executive officers and directors of P-Com, their ages as of August 16, 2004, their positions and their backgrounds are as follows:

Name                   Age           Position
----                   ---           --------

George P. Roberts      71     Chairman of the Board
Samuel Smookler        63     Chief Executive Officer and Director
Daniel W. Rumsey       43     Acting Chief Financial Officer, Vice President and General Counsel
Don Meiners            42     Vice President - Operations
Carlos Belfiore        59     Vice President and Chief Technical Officer
Elsbeth B. Kahn        47     Vice President of Sales and Marketing - License Exempt Products
Randall L. Carl        42     Senior Vice President of Sales and Marketing, Licensed Products
Brian T. Josling       61     Director
John A. Hawkins        44     Director
Frederick Fromm        55     Director
R. Craig Roos          58     Director

         The principal occupations of each executive officer and director of P-Com for at least the last five years are as follows:

         George P. Roberts. Mr. Roberts is a founder of P-Com and has served as Chief Executive Officer and a Director from October 1991 to May 2001, and as interim Chief Executive Officer since January 2002. Mr. Roberts resigned from his position as interim Chief Executive Officer on September 1, 2003. Since September 1993, he has also served as Chairman of the Board of Directors. Mr. Roberts' term as a director of P-Com ends upon the 2005 Annual Meeting of Stockholders.

         Samuel Smookler. Mr. Smookler has served as Chief Executive Officer and a Director of P-Com since September 2003. Mr. Smookler served as Chief Executive Officer and Chairman of Maxima Corporation, a developer of high capacity optical wireless transmission systems from August 2002 to August 2003. Mr. Smookler served as Chief Executive Officer and as a director of Stratex Networks from May 2000 through December 2001. Prior to such appointment, he served as President and Chief Operating Officer of Stratex Networks from January 1998. Mr. Smookler was President and Chief Operating Officer of Signal Technology Corporation, a manufacturer of electronic components and subsystems, from February 1997 to January 1998. He served as Vice President and General Manager of the Interconnection Products Division of Augat Corporation, a manufacturer of telecommunications connection products, from November 1994 to February 1997. Mr. Smookler served as General Manager of a division of M/A-COM, Inc., a manufacturer of radio and microwave communications products, from February 1992 to November 1994.

         Daniel W. Rumsey. Mr. Rumsey was appointed Vice President and General Counsel in March 2003. In April 2003, he became Acting Chief Financial Officer following the resignation of Leighton Stevenson. Prior to joining P-Com, Mr. Rumsey was Vice President and General Counsel of Knowledge Kids Network, Inc., a multi-media education company. Knowledge Kids Network is part of the Knowledge Universe family of companies. Prior to joining Knowledge Kids Network, Mr. Rumsey was the President and General Counsel of Aspen Learning Systems and NextSchool, Inc., which he joined in February 1997. Mr. Rumsey sold Aspen Learning Systems and NextSchool to Knowledge Kids Network in 1999. Mr. Rumsey has an extensive legal and finance background, dating back to 1987 when he served as a staff attorney in the U.S. Securities and Exchange Commission's Division of Corporation Finance. He has also served as Assistant General Counsel for Terra Industries, Inc. and Associate General Counsel and Corporate Secretary of EchoStar Communications Corporation. Mr. Rumsey received his J.D. from the University of Denver College of Law in 1985, and his B.S. from the University of Denver in 1983.

         Carlos Belfiore. Dr. Belfiore is currently Vice President - Engineering, and Chief Technical Officer of P-Com. Prior to joining P-Com in November 2003, he was an independent engineering consultant. Prior to that, Dr. Belfiore held various management and technical leadership positions at Stratex Networks, which he joined in 1988, including Senior Director IDU Development, Director of New Technology Development, Director of Modem Development, and Senior Scientist. Prior to joining Stratex, Dr. Belfiore was with the Microwave Communication Division of Harris Corporation, serving as Manager of Advanced Development and Principal Development Engineer. Dr. Belfiore received a Ph.D. in electrical engineering from University of Minnesota in 1976.

         Don Meiners. Mr. Meiners is currently Vice President - Operations of P-Com, and has held a variety of management roles since he joined P-Com in 1992. These include Vice President of Operations, Vice President Engineering, Vice President Manufacturing and Vice President of Engineering Program Management. Prior to P-Com, Mr. Meiners served in design engineering roles and project management for Digital Microwave Corporation and Equitorial Inc. Mr. Meiners graduated from the Missouri Institute Of Technology in 1983.

         Randall L. Carl. Mr. Carl has held a variety of management roles since he joined P-Com in 1992. These include Senior Vice President - Worldwide Sales, Vice President of Sales Asia-Pacific, Vice President & General Manager of Point
- to - Point Business Unit, Vice President of Product Strategy and Vice President of Marketing. In August 1998, Mr. Carl left P-Com to serve as the Chief Operating Officer of Integrity International Holdings, Inc., a national Internet service provider. In March 2000, Mr. Carl, left his position at Integrity International Holdings, Inc. and returned to P-Com. Prior to P-Com, Mr. Carl served in technical marketing and systems engineering roles for Digital Microwave Corporation and Avantek Inc. Mr. Carl received his MBA from Santa Clara University in 1987, and his BA in Business Administration from Azusa Pacific University in 1984.

         Elsbeth B. Kahn. Beth Kahn is currently Vice President - Sales and Marketing - License Exempt Products, a position she has held since she joined P-Com in April 2004. Prior to joining P-Com, Ms. Kahn was Chief Operating Officer at Advanced Network Information, a data networking technical and sales skills training company. Prior to joining Advanced Network Information in 2003, Ms. Kahn was Vice President and General Manager at DMC Stratex Networks, where she managed the profitability of three different product lines. Prior to joining DMC Stratex Networks in 2000, she held several director positions in manufacturing, marketing, development and business operations at Lucent Technologies/AT&T. Earlier in her career, Ms. Kahn spent six years at Bell Laboratories in the Microelectronics Business supporting digital radio, secure telephony and multi-chip module products. Ms. Kahn received a Master's of Science degree in Mechanical Engineering from the Massachusetts Institute of Technology in 1983, and a Bachelor's of Science degree in Mechanical Engineering from the University of Idaho in 1981, where she graduated Summa cum Laude.

         Brian T. Josling. Mr. Josling has served as director of P-Com since September 1999. Since December 2000 until November 2002, he has served as the President of Fuel Cells, Canada, the Canadian Association of fuel cell and hydrogen companies. Mr. Josling is a professional corporate director having served on 12 boards in Canada and the United States from 1993 to present. He also currently serves on the board of directors of Membrane Reactor Technology Ltd., Wmode, Inc., and Conduit Ventures Ltd.

         John A. Hawkins. Mr. Hawkins has served as a director of P-Com since September 1991. He is a Managing Partner of Generation Partners, L.P., which he co-founded in 1995. Generation Partners is a $325 million private equity firm focused on providing equity capital for technology-oriented growth companies through buyout, growth equity and venture capital investments. Mr. Hawkins graduated with honors from Harvard College as a John Harvard Scholar in 1982, and received his MBA from the Harvard Graduate School of Business in 1986.

         Frederick Fromm. Mr. Fromm has served as a director of P-Com since June 2001. Since May 2003, Mr. Fromm has been President and Chief Executive Officer of Gluon Networks, Inc. a telecommunications equipment company. From July 2000 to October 2001, he was President, and from Nov. 2001 to October 2002 he was also Chief Executive Officer of Oplink Communications, Inc., an optical components company. From October 1998 to July 2000 he was President and Chief Executive Officer of Siemens Information and Communications, Inc, a telecommunications equipment company. From October 1996 to October 1998 he was President and Chief Executive Officer of Siemens Telecom Networks, Inc. a telecommunications equipment company.

         R. Craig Roos. Mr. Roos joined P-Com's Board of Directors in December 2003. Mr. Roos is founder and sole owner of Roos Capital Planners, Inc., which he formed in 1979 and which specializes in advisory services to the communications industry, primarily in the fixed and mobile wireless area. Mr. Roos has served on the boards of several companies in the wireless, communications, software, media, and telecommunications industries. He served as chairman of MobileMedia Corporation from 1993 until 1995. Mr. Roos also was a co-founder of Locate, a digital local access carrier specializing in high-speed T-1 level radio carrier technologies. Mr. Roos has testified before the United States Congress on telecommunications issues and is a former chairman of the Alternative Local Telecommunications Trade Association. Mr. Roos currently serves on the Board of Directors of SPEEDCOM Wireless Corporation.

                       BENEFICIAL OWNERSHIP OF SECURITIES

         The following table presents information concerning the beneficial ownership of P-Com's Common Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock as of July 22, 2004 by each of the following:

          o each person known by P-Com to be the beneficial owner of 5% of more of its outstanding shares of Common Stock, Series C Convertible Preferred Stock or Series D Convertible Preferred Stock;

          o    each of P-Com's named executive officers;

          o    each of P-Com's directors; and

          o    all of P-Com's executive officers and directors as a group.

         Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, P-Com believes that each stockholder identified in the table possesses sole voting and investment power over all shares of Common Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock shown as beneficially owned by that stockholder. Percentage of beneficial ownership is based on 10,287,360 shares of Common Stock, 6,240 shares of Series C Convertible Preferred Stock and 2,000 shares of Series D Convertible Preferred Stock outstanding as of July 22, 2004. Shares of Common Stock subject to warrants and options that are currently exercisable or exercisable within 60 days of July 22, 2004, are considered outstanding and beneficially owned by the stockholder who holds those warrants or options for the purpose of computing the percentage ownership of that stockholder but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. Unless otherwise indicated below, the address of each stockholder listed below is 3175 S. Winchester Boulevard, Campbell, California 95008.

                                                                            SERIES C CONVERTIBLE        SERIES D CONVERTIBLE
                                            COMMON STOCK                       PREFERRED STOCK            PREFERRED STOCK
                              -----------------------------------------  -------------------------- ---------------------------
                                SHARES
                               ISSUABLE
                               PURSUANT      NUMBER OF
                                  TO          SHARES
                               WARRANTS     BENEFICIALLY
                                  AND          OWNED
                                OPTIONS     (INCLUDING
                              EXERCISABLE   THE NUMBER
                               WITHIN 60     OF SHARES                     NUMBER OF                   NUMBER OF
                               DAYS OF       SHOWN IN     PERCENTAGE        SHARES      PERCENTAGE       SHARES     PERCENTAGE
NAME AND ADDRESS                JULY         THE FIRST     OF SHARES     BENEFICIALLY    OF SHARES    BENEFICIALLY   OF SHARES
OF BENEFICIAL OWNER            22, 2004       COLUMN)     OUTSTANDING      OWNED(1)    OUTSTANDING(3)   OWNED(2)    OUTSTANDING
----------------------------  ------------  ------------  -------------  ------------  ------------  -------------  ------------
North Sound Legacy Fund LLC
1209 Orange Street
Wilmington, DE 19801 (3)       1,018,449    1,018,449           9.9%         2,332         37.4%         142.00         7.1%

North Sound Legacy
Institutional Fund LLC
1209 Orange Street
Wilmington, DE 19801 (3)       1,018,449    1,018,449           9.9%         2,332         37.4%         877.33        43.9%

North Sound Legacy
International Fund Ltd.
Bison Court, Roadtown
Tortola, BVI
Wilmington, DE 19801 (3)       1,018,449    1,018,449           9.9%         2,332         37.4%         980.67        49.0%

SDS Capital Group SPC, Ltd.      317,333      887,181           8.6%            --           --              --          --
53 Forest Avenue, 2nd Floor
Old Greenwich, CT 06870

S.A.C. Capital
Associates LLC
72 Cummings Point Road
Stamford, CT 06902                    --      569,631           5.5%            --           --              --          --

John A. Hawkins                    6,447        6,447              *            --           --              --          --

Brian T. Josling (4)              10,936       14,803              *          9.33            *              --          --

Frederick R. Fromm                 6,421       13,345              *          9.32            *              --          --

R. Craig Roos                         --       17,333              *         23.33            *              --          --

George P. Roberts                 45,849       65,177              *         23.33            *              --          --

Sam Smookler                      50,889       60,055              *         23.33            *              --          --

Daniel W. Rumsey                  19,861       19,861              *            --           --              --          --

Randall Carl                      21,805       21,877              *            --           --              --          --

Don Meiners                       20,911       20,991              *            --           --              --          --

Geoff Giese (5)                   16,839       16,840              *            --           --              --          --

All current directors and
executive officers as a
group (11 persons)               184,200      240,890           2.3%         88.64          1.4%             --          --

* Less than 1%

(1) There are no outstanding warrants or options to purchase shares of Series C Convertible Preferred Stock.

(2) There are no outstanding warrants or options to purchase shares of Series D Convertible Preferred Stock.

(3) Includes shares beneficially owned by North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC, and North Sound International Fund Ltd.

(4) For purposes of determining beneficial ownership in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, the total shares of Series C Preferred Stock includes shares beneficially owned by Margaret Josling and TKB Ventures Ltd.

(5)  Mr. Giese's employment with P-Com was terminated effective August 6, 2004.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

         The following table provides certain information summarizing the compensation earned for services rendered in all capacities to P-Com and its subsidiaries for each of the last three fiscal years by its, "named executive officers," who consist of P-Com's Chief Executive Officer and each of P-Com's four other most highly compensated executive officers, who were executive officers on December 31, 2003 and whose salary and bonus for the fiscal year ended December 31, 2003 was in excess of $100,000. In addition, the table includes two additional individuals who are former executive officers of P-Com for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of P-Com at December 31, 2003.

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG TERM
                                                                                                  COMPENSATION
                                                                                                     AWARDS
                                                           ANNUAL COMPENSATION                    ------------
                                         -------------------------------------------------------   SECURITIES
                                                     SALARY        BONUS          OTHER ANNUAL     UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION          YEAR       ($)(1)         ($)           COMPENSATION ($)   OPTIONS (#)  COMPENSATION ($)
------------------------------------     ------      -------      --------      ----------------  ------------   ----------------

George P. Roberts (2)                     2003        49,377            --        74,922(3)(4)        18,567             --
Chairman of the Board of Directors        2002       145,670            --            --              30,515             --
and Former Chief Executive Officer        2001       355,175            --            --                  --             --

Samuel Smookler                           2003       139,569            --        53,083(4)           80,000(5)          --
Chief Executive Officer and Director      2002            --            --            --                  --             --
                                          2001            --            --            --                  --             --

Daniel W. Rumsey                          2003       104,369            --            --              73,333          8,000(6)
Vice President, Acting Chief              2002            --            --            --                  --             --
Financial Officer and General Counsel     2001            --            --            --                  --             --

Don Meiners                               2003       103,699            --            --              73,333             --
Vice President - Operations               2002       115,617            --            --                 983             --
                                          2001       142,104            --            --                  67             --

Randall L. Carl                           2003       136,800        36,252            --              73,600             --
Senior Vice President, Sales and          2002       158,650        11,400            --               1,500             --
Marketing - Licensed Products             2001       232,077            --            --                 167             --

Geoffrey Giese (7)                        2003       105,266            --            --              56,667             --
Former Vice President of Sales and        2002       121,693            --            --                 750             --
Marketing - License Exempt Products       2001       142,245            --            --                 100             --

Alan T. Wright (8)                        2003        98,787            --            --                  --         33,375(8)
Former Chief Operating Officer            2002       214,524            --            --               2,167             --
                                          2001       253,232        96,000            --                 900             --

Ben L. Jarvis (9)                         2003        89,655            --            --                  --         19,810(9)
                                          2002       203,807            --            --               1,249             --
                                          2001       242,019            --            --                 467             --

(1) Includes amounts deferred under P-Com's 401(k) Plan.

(2) Mr. Roberts resigned from his position as Chief Executive Officer effective September 1, 2003. Mr. Roberts remains as Chairman of the board of directors of P-Com.

(3) Mr. Roberts was provided with a leased company vehicle, resulting in additional compensation to Mr. Roberts of $12,481, and was reimbursed for $9,358 for the payment of taxes related to the taxable value of the benefit.

(4) On October 8, 2003, Messrs. Roberts and Smookler each acquired 23.33 shares of Series C Preferred Stock of P-Com convertible into 13,611 shares of Common Stock, resulting in an effective purchase price of $3.00 per share of Common Stock. The closing price per share of Common Stock as reported on the OTC Bulletin Board on October 8, 2003 was $6.90 per share (as adjusted for the 1-for-30 reverse stock split effective July 19. 2004).

(5) Mr. Smookler was also granted a warrant to purchase 86,667 shares of P-Com Common Stock on the same terms and conditions as this option.

(6) Prior to joining P-Com full time in April 2003, Mr. Rumsey was paid $8,000 as a consultant to P-Com.

(7) Mr. Giese's employment with P-Com was terminated effective August 6, 2004.

(8) Mr. Wright's employment with P-Com was terminated effective July 24, 2003. Following Mr. Wright's termination of employment, Mr. Wright was paid severance through the remainder of 2003.

(9) Mr. Jarvis' employment with P-Com was terminated effective June 30, 2003. Following Mr. Jarvis' termination of employment, Mr. Jarvis was paid severance through the remainder of 2003.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the stock option grants made to each of the named executive officers in the 2003 fiscal year. No stock appreciation rights were granted to these individuals during such fiscal year.

POTENTIAL REALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL RATES OF
                                                                                              STOCK PRICE APPRECIATION
                                                INDIVIDUAL GRANTS                               FOR OPTION TERM (1)
                          -------------------------------------------------------------     ----------------------------
                                    PERCENT OF
                                      TOTAL
                                NUMBER OF OPTIONS
                              SECURITIES GRANTED TO
                              UNDERLYING EMPLOYEES
                             OPTIONS         IN FISCAL       EXERCISE       EXPIRATION
         NAME             GRANTED (#)(2)        YEAR        PRICE ($/SH)        DATE          5% ($)         10% ($)
----------------------    --------------    ------------    ------------    -----------     -----------     -----------
George P. Roberts           18,567            2.1%             3.30        08/13/13          38,532          97,649
Sam Smookler                80,000            9.0%             5.70        09/02/13         286,775         726,746
Don Meiners                 73,333            8.2%             3.30        08/13/13         152,193         385,386
Geoffrey Giese              56,667            6.3%             3.30        08/13/13         117,603         298,030
Daniel W. Rumsey            73,333            8.2%             3.30        08/13/13         152,193         385,686
Randall L. Carl             73,333            8.2%             3.30        08/13/13         152,193         385,686
                               267            .02%             4.50        03/05/13             755           1,912
Alan T. Wright                  --              --              --              --              --              --
Ben L. Jarvis                   --              --              --              --              --              --

(1) There can be no assurance provided to any executive officer or any other holder of P-Com's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of P-Com Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(2) Each option is immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by P-Com, at the option exercise price paid per share, should the individual cease service with P-Com prior to vesting in those shares. Twenty-five percent (25%) of the option shares will vest upon the optionee's continuation in service through one year following the grant date and the balance of the shares will vest in thirty-six
(36) successive equal monthly installments upon the optionee's completion of each of the next thirty-six (36) months of service thereafter. The shares subject to the option will immediately vest in full should (i) P-Com be acquired by merger or asset sale in which the option is not assumed or replaced by the acquiring entity or (ii) the optionee's employment be involuntarily terminated within eighteen (18) months after certain changes in control or ownership of P-Com.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The table below sets forth certain information with respect to P-Com's named executive officers concerning the exercise of options during 2003 and unexercised options held by such individuals as of the end of such fiscal year. No SARs were exercised during 2003 nor were any SARs outstanding at the end of such fiscal year.

                                                   NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS AT FISCAL    IN-THE-MONEY OPTIONS AT FISCAL
                         SHARES        VALUE                 YEAR END(3)                    YEAR END ($) (1)
                       ACQUIRED ON    REALIZED     ------------------------------    ------------------------------
         NAME         EXERCISE (#)     ($)(2)      EXERCISABLE      UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
-------------------   ------------    --------     -----------      -------------    -----------      -------------
George P. Roberts           --           --          39,093           21,911           --                557
Sam Smookler                --           --              --           80,000           --                 --
Don Meiners                 --           --           1,838           73,460           --              2,200
Geoffrey Giese              --           --           1,395           56,772           --              1,700
Daniel W. Rumsey            --           --              --           73,333           --              2,200
Randall L. Carl             --           --           1,757           74,176           --              2,200
Alan T. Wright              --           --              --               --           --                 --
Ben L. Jarvis               --           --              --               --           --                 --

(1) Based on the fair market value of the option shares at the 2003 fiscal year-end ($4.20 per share based on the closing selling price on the OTC Bulletin Board as of December 31, 2003) less the exercise price.

(2) Based on the fair market value of the shares on the exercise date less the exercise price paid for those shares.

(3) The options are immediately exercisable for all the options shares. However, any shares purchased under the options are subject to repurchase by P-Com, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in such shares.

DIRECTOR COMPENSATION

         Non-employee directors do not receive cash compensation for their services as directors.

         Under the Automatic Option Grant Program as now contained in P-Com's 1995 Plan, each individual who first joins the board of directors as a non-employee director will receive, at the time of such initial election or appointment, an automatic option grant to purchase 267 shares of common stock, provided such person has not previously been in P-Com's employ. In addition, on the date of each annual stockholders meeting, each individual who continues to serve as a non-employee director, whether or not such individual is standing for re-election at that particular annual meeting, will be granted an option to purchase 27 shares of common stock, provided such individual has not received an option grant under the Automatic Option Grant Program within the preceding six months. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of P-Com common stock on the grant date, and will have a maximum term of ten (10) years, subject to earlier termination should the optionee cease to serve as a board of directors member. The Automatic Option Grant Program will be terminated if the 2004 Equity Incentive Plan is adopted by P-Com's stockholders.

         On August 13, 2003, under the Discretionary Option Grant Program, each member of the board of directors received a discretionary option grant of 18,567 shares of common stock at an exercise price of $3.30 per share. The option grant will vest with respect to 25% of the option shares upon the optionee's completion of one year of service as a director. The remaining option shares will vest in a series of thirty-six successive equal monthly installments upon the completion of each additional month of service as a director, such date measured from the anniversary date of the vesting commencement date. Under the 2004 Equity Incentive Plan, if adopted by P-Com's stockholders, the Compensation Committee will have the authority to continue making discretionary option grants such as these.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL AGREEMENTS

         The Compensation Committee of the Board of Directors, as Plan Administrator of the 1995 Stock Option/Stock Issuance Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer and any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of P-Com or the subsequent termination of the officer's employment following the change in control event.

         P-Com entered into certain benefits agreements, with Messrs. Ben L. Jarvis, formerly Executive Vice President and General Manager, P-Com Network Services, Inc., and Alan T. Wright, P-Com's former Chief Operating Officer, dated April 8, 2002. Each of these agreements provided for the following benefits should the officers' employment terminate involuntarily:

         o salary continuation payments in an aggregate amount equal to the greater of the officers' annual base salary in effect immediately prior to the involuntary termination of the officer's base salary in effect as of January 1, 2002;

         o unvested options held by the officers will continue to vest for a period of one year following the date of the involuntary termination, and all vested but unexercised options will remain exercisable until the expiration of the one-year period following the date of the involuntary termination;

         o a lump sum payment for all unpaid vacation days accrued by the officer through the date of the involuntary termination; and

         o indemnification of the officer to the same extent provided for other officers and directors under P-Com's certificate of incorporation, bylaws, indemnification agreements and insurance policies.

         Mr. Jarvis' employment with P-Com was terminated effective June 30, 2003. In connection with his termination, Mr. Jarvis entered into a letter agreement with P-Com, dated August 18, 2003, thereby terminating his benefits agreement dated April 18, 2002. The letter agreement provides for (a) severance payments totaling $122,040.06 in bi-weekly installments, beginning July 1, 2003 and ending July 1, 2005; (b) an amount equal to the cost to P-Com to continue health care benefits under COBRA for a period of nine (9) months, such payments to be paid in lieu of payments made by P-Com to continue his health care benefits under COBRA; and (c) all outstanding unvested options to acquire Common Stock on the termination date shall continue to vest and shall remain exercisable until June 30, 2004. In the event that Mr. Jarvis finds employment paying an annual salary equal to half of the aggregate severance payment during the twelve months following July 1, 2003, the severance and COBRA payments shall terminate.

         Mr. Wright's employment with P-Com was terminated effective July 24, 2003. In connection with his termination, Mr. Wright entered into a letter agreement with P-Com, dated August 18, 2003, thereby terminating his benefits agreement, dated April 18, 2002. The letter agreement provides for (a) severance payments totaling $133,500 in bi-weekly installments, beginning July 11, 2003 and ending July 11, 2005; (b) P-Com shall pay continuation of health benefits under COBRA for a period of twelve (12) months from the date of termination. In the event that Mr. Wright finds employment paying an annual salary equal to half of the aggregate severance payment during the twelve months following August 1, 2003, the severance and COBRA payments shall terminate.

         P-Com entered into an Employment and Continuity of Benefits Agreement with George P. Roberts, dated May 31, 2001, outlining his continued employment with P-Com as Chairman of the Board following his resignation as Chief Executive Officer on May 30, 2001. The agreement provided for (a) an employment period commencing May 31, 2001 through May 30, 2002. Should this agreement remain in effect through May 30, 2002 then Mr. Roberts' employment under this agreement shall automatically renew for another one-year term commencing May 31, 2002 and continuing through May 30, 2003, unless written notice of non-renewal is received from Mr. Roberts on or before May 1, 2002; (b) termination of employment may be effected by (1) resignation by Mr. Roberts with at least 60 days prior written notice, (2) termination for cause by majority vote of the Board, or (3) failure of P-Com's stockholders to re-elect Mr. Roberts to the Board; (c) cash compensation will be paid to Mr. Roberts' in a base salary in accordance with P-Com's payroll practices for salaried employees; (d) a target bonus equal to a percentage of Mr. Roberts base salary may be earned in accordance with P-Com's management incentive program, and shall be determined by the Board; (e) throughout the employment period, Mr. Roberts shall be eligible to participate in all benefit plans that are made available to P-Com's executives and for which Mr. Roberts qualifies.

         P-Com has entered into a letter agreement with George P. Roberts, dated April 28, 2003, thereby extending the employment period under the Employment and Continuity of Benefits Agreement with Mr. Roberts through May 30, 2005. The letter agreement provides for the amendment of the Employment and Continuity of Benefits Agreement upon the assignment of a new Chief Executive Officer of P-Com. Effective September 1, 2003, due his resignation and the appointment of a new Chief Executive Officer of P-Com, Mr. Roberts' salary will amount to half his salary prior to recent reductions, with one half of the salary, $188,000, paid in cash, and the other half paid in Common Stock of P-Com.

         P-Com entered into an agreement with Sam Smookler, President and Chief Executive Officer of P-Com, dated July 25, 2003, providing for the employment of Mr. Smookler as President and Chief Executive Officer for a period of two years. The agreement further provides for the payment to Mr. Smookler of a salary of $36,000 per month beginning September 1 and continuing through December 31, 2003. Beginning January 1, 2004, Mr. Smookler is to be paid a base salary of $250,000 per year. On September 2, 2004, Mr. Smookler will be paid a cash bonus equal to 50% of his base salary. The agreement also provides for the grant of an option to purchase 2% of P-Com's total number of shares of Common Stock issued and outstanding as of September 2, 2003. By agreement with the Board of Directors, this number was fixed at 166,667 shares, which amount was reduced to 80,000 due to limitations in P-Com's 1995 Stock Option/Stock Issuance Plan. P-Com granted Mr. Smookler a warrant to purchase 86,667 shares of Common Stock, thereby making up the difference between the 166,667 shares granted by the Board of Directors, and the 80,000 actually issued under the Plan. In the event Mr. Smookler's employment is terminated at any time following a change in control of P-Com, P-Com is obligated to pay Mr. Smookler his base salary for a period of two years, and his options shall automatically accelerate so that each option becomes fully vested and immediately exercisable for the total number of shares subject to the option. A change in control will be deemed to occur under the agreements upon: (a) a merger or consolidation in which P-Com is not the surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the assets of P-Com in complete liquidation or dissolution of P-Com; (c) a reverse merger in which P-Com is the surviving entity but in which securities representing fifty percent (50%) or more of the total combined voting power of P-Com's outstanding securities are transferred to persons different from the persons holding those securities immediately prior to such merger; and the acquisition, directly or indirectly by any person or related group of persons of beneficial ownership of securities possessing more than thirty percent (30%) of P-Com's outstanding voting securities pursuant to a tender or exchange offer made directly to P-Com's stockholders. Similarly, in the event Mr. Smookler's employment with P-Com is involuntarily terminated without cause, P-Com is obligated to pay him his base salary for a period of one year, and his options shall continue to vest in accordance with the terms and conditions contained therein for a period of two years following the date of his termination.

         P-Com entered into an agreement with Mr. Smookler on June 25, 2004 providing for the issuance of 166,667 warrants to purchase P-Com's common stock at the market price on the issuance date. Upon the achievement of two performance criteria, the warrants will become exercisable. First, P-Com must have a cash balance of at least $2,000,000 at the end of the 2004 fiscal year. In the event that P-Com does achieve this criterion, the number of warrants that will become executable is determined by P-Com's revenue level achieved for fiscal year 2004. Hence, if the revenue achieved is at least: a) $30,000,000, then 66,667 warrants will be eligible; or b) $33,000,000, then 100,000 warrants will be eligible; or c) $36,000,000, then 133,333 warrants will be eligible; or
d) $40,000,000, then 166,667 warrants will be eligible. One-fourth of the eligible warrants shall become executable upon the completion of twelve months of continuous service measured from the date of grant (the "Initial Vesting Period") and the balance of the eligible warrants shall become executable in thirty-six successive equal monthly installments subject to Mr. Smookler's continued services after the end of the Initial Vesting Period.

         P-Com entered into an agreement with Daniel Rumsey, its Vice President, General Counsel and Acting Chief Financial Officer, on April 4, 2003. Under the terms of the agreement, in the event Mr. Rumsey's employment with P-Com terminates at any time by reason of an involuntary termination, P-Com is obligated to pay him severance equal to the higher of his base salary on the date of the agreement, or his base salary on the date of his involuntary termination, which amount is obligated to be paid in a series of successive biweekly installments over the twelve month period measured from the date of his involuntary termination. At the time of his involuntary termination, each unvested option granted to Mr. Rumsey shall continue to vest, and such options plus options already vested but unexercised as of the date of his involuntary termination shall continue to be exercisable in accordance with the 1995 Stock Option/Stock Issuance Plan from the date of involuntary termination to the first anniversary date thereof. For purposes of the agreement, an involuntary termination shall mean the termination of his employment with P-Com (i) involuntarily upon his discharge or dismissal; or (ii) voluntarily following his resignation following (a) a change in level of management to which he reports,
(b) a decrease or material change in his responsibilities, or (c) a reduction in his base salary.

         P-Com entered into an agreement with Dr. Carlos Belfiore, its Vice President of Engineering and Chief Technical Officer, on October 20, 2003. Under the terms of the agreement, Dr. Belfiore is paid a base salary of $138,000 per year. Dr. Belfiore is also paid a cash bonus equal to 30% of his base salary on January 15, 2005. In the event his employment ceases prior to January 15, 2005, the amount of his bonus will be pro-rated for the number of days he is employed by P-Com since October 20, 2003. The agreement also provides for the grant of an option to purchase 91,667 shares of Common Stock of P-Com, which amount was reduced to 80,000 due to limitations in P-Com's 1995 Stock Option/Stock Issuance Plan. P-Com granted Dr. Belfiore a warrant to purchase 11,667 shares of Common Stock, thereby making up the difference between the 91,667 shares granted by the Board of Directors, and the 80,000 actually issued under the Plan. In the event Dr. Belfiore's employment is terminated at any time without cause, P-Com is obligated to pay Dr. Belfiore his salary for six months following such termination, and all options previously granted to Dr. Belfiore continue to vest in accordance with their terms and conditions for a period of two years following the date of such termination.

         P-Com entered into an agreement with Elsbeth Kahn, its Vice-President - Sales and Marketing - License-Exempt Products on April 7, 2004. Under the terms of the agreement, Ms. Kahn is paid a base salary of $150,000 per year. Beginning with fiscal year 2004, Ms. Kahn will receive an annual cash bonus equal to 50% of her base salary for each fiscal year in which P-Com meets or exceeds its stated goals, as set by the President at the beginning of each fiscal year. Ms. Kahn's bonus for fiscal year 2004 shall be pro-rated for the number of days she is employed by P-Com for calendar year 2004 and she is guaranteed a minimum bonus of $20,000 for the year 2004. The agreement also provides for the grant of an option to purchase 60,000 shares of Common Stock of P-Com. In the event Ms. Kahn's employment is terminated at any time without cause, P-Com is obligated to pay Ms. Kahn her salary for six months following such termination, and all options previously granted to Ms. Kahn continue to vest in accordance with their terms and conditions for a period of two years following the date of such termination.

         Following a change in control of P-Com, P-Com is obligated to pay Dr. Belfiore and Ms. Kahn their respective base salaries for a period of one year, and their respective options shall automatically accelerate so that each option becomes fully vested and immediately exercisable for the total number of shares subject to the option. A change in control will be deemed to occur under the agreements upon: (a) a merger or consolidation in which P-Com is not the surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the assets of P-Com in complete liquidation or dissolution of P-Com; (c) a reverse merger in which P-Com is the surviving entity but in which securities representing fifty percent (50%) or more of the total combined voting power of P-Com's outstanding securities are transferred to persons different from the persons holding those securities immediately prior to such merger; and (d) the acquisition, directly or indirectly by any person or related group of persons of beneficial ownership of securities possessing more than thirty percent (30%) of P-Com's outstanding voting securities pursuant to a tender or exchange offer made directly to P-Com's stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of our Board of Directors currently consists of Mr. Fromm and Mr. Hawkins. Neither of these individuals was an officer or employee of P-Com at any time during the 2002 Fiscal Year or at any other time, nor did they have a business relationship with P-Com. No executive officer of P-Com has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for our executive officers. The Committee also has the exclusive responsibility for the administration of our 1995 Stock Option/Stock Issuance Plan, under which grants may be made to executive officers and other key employees of P-Com.

         The Compensation Committee is comprised of two non-employee directors, none of whom has any interlocking or other type of relationship that would call into question his or her independence as a committee member. The members of P-Com's Compensation Committee are Messrs. Frederick Fromm and John A. Hawkins. In determining compensation, the Compensation Committee has access, for comparison purposes, to compensation surveys for similar technology companies, with which P-Com competes in the recruitment of its personnel, and national compensation information, as well as other executive compensation data and surveys. On issues related to executive compensation, the Compensation Committee consults with the Chief Executive Officer. The following report of the Compensation Committee describes P-Com's compensation policies during the fiscal year ended December 31, 2003 as they affected P-Com's Chief Executive Officer and other executive officers.

         The Committee's objective in determining executive compensation is to provide our executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of P-Com, the enhancement of corporate and stockholder values, the market levels of compensation in effect at companies with which P-Com competes for executive talent, the personal performance of such individuals and, most importantly in 2003, the financial resources of P-Com. The Committee may, however, in its discretion, apply different factors in setting executive compensation for future fiscal years.

         The compensation package for each executive officer is comprised of cash compensation and long-term equity incentive awards. Cash compensation consists of base salary and annual performance awards.

Cash Compensation

         A key objective of our current executive compensation program is to position its key executives to earn cash compensation reflective of peer groups in the current industry climate. During 2003, base salaries to P-Com's executive officers remained unchanged, reflecting the extreme economic conditions in the sector in which P-Com operated in 2003, and the deteriorating financial condition of P-Com through much of the year. The base salaries paid to executive officers in 2003 reflect a 30% reduction in base salaries taken in 2002, when each executive officer's salary was reduced along with all exempt employees of P-Com. These reductions were necessary in order for P-Com to retain cash and consummate the restructuring of P-Com, which was completed in the first quarter of 2004. As a result of P-Com's restructuring efforts, no performance awards were paid to executive officers in 2003 - other than to P-Com's sales executive, Randall L. Carl, who was paid sales performance awards totaling $36,252 in 2003.

Long-Term Incentive Awards

         Equity incentives are provided primarily through stock option grants under the 1995 Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage P-Com from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The shares subject to each option generally vest in installments over a two-to-four-year period, contingent upon the executive officer's continued employment with P-Com. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by P-Com during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

         The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with P-Com, the base salary associated with that position, the individual's potential for increased responsibility and promotion over the option term, the individual's personal performance in recent periods, and other factors determined important by the Committee. The Committee also takes into account the recommendations of the Chief Executive Officer of P-Com, in determining the recipients and size of each grant.

         For 2003, the Committee's stock option grants largely reflected the substantial reductions in base salaries of executive officers of P-Com that occurred during 2002, which remained unchanged in 2003, and the Committee's desire to retain the executive officers essential to the attainment of P-Com's performance and restructuring goals.

Chief Executive Officer's Compensation

         George P. Roberts. Mr. George Roberts was elected interim Chief Executive Officer effective January 2002 and served in that capacity until September 1, 2003, when his successor, Samuel Smookler, was appointed President and Chief Executive Officer. To ensure Mr. Roberts' continued employment with P-Com pending the appointment of his successor, P-Com entered into an agreement with Mr. Roberts, dated April 28, 2003, thereby extending his employment through May 30, 2005. The agreement provided for the payment of Mr. Roberts' salary, as Chairman of P-Com, following the appointment of a new Chief Executive Officer, one half in cash, and the other half in stock. Among the factors considered by the Committee in determining the compensation payable to Mr. Roberts are his contributions to P-Com during 2003 during the continued downturn in the industry, and in connection with the restructuring of P-Com, when Mr. Roberts provided services to P-Com for nominal consideration, and the expected contributions of Mr. Roberts to P-Com as Chairman of the Board of Directors.

         Samuel Smookler. Mr. Samuel Smookler joined P-Com as President and Chief Executive Officer on September 1, 2003. In setting Mr. Smooker's compensation, including his bonus for 2003-2004, the Compensation Committee considered Mr. Smookler's industry experience, the scope of his responsibilities, the Board's confidence in Mr. Smookler to lead P-Com beyond the restructuring and to return P-Com to profitability, and the recommendation of the Chairman and interim Chief Executive Officer. Mr. Smookler's compensation in 2003 reflects amounts paid to Mr. Smookler designed to replace the income Mr. Smookler would have otherwise received from his former employer if he had not joined P-Com. This payment was required to successfully recruit Mr. Smookler to P-Com. In determining Mr. Smookler's stock option grant, the Committee considered the percentage ownership interest typically offered chief executive officers of similarly situated companies, the anticipated impact of the restructuring on the issued and outstanding capital of P-Com, and the relative number of options granted to other executive officers of P-Com. Mr. Smookler and members of the Compensation Committee are currently discussing whether additional stock options should be awarded to Mr. Smookler in light of the substantial impact on the issued and outstanding capital stock of P-Com following the restructuring.

         In the Committee's view, the total compensation package provided to Messrs. Smookler and Roberts for the 2003 fiscal year is appropriate in the markets the industry served, in light of P-Com's current performance.

Compliance with Internal Revenue Code Section 162(m)

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1.0 million paid to certain of the corporation's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation to be paid to our executive officers for the 2003 fiscal year did not exceed the $1.0 million limit per officer, nor is it expected that the non-performance based compensation to be paid to our executive officers for fiscal year 2004 will exceed that limit. Options granted under our 1995 Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of those options will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

         It is the opinion of the Compensation Committee that the executive compensation policies and programs in effect for our executive officers provide an appropriate level of total remuneration which properly aligns our performance and the interests of our stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                                     COMPENSATION COMMITTEE

                                                     Frederick Fromm
                                                     John A. Hawkins

                             AUDIT COMMITTEE REPORT

         For the year ended December 31, 2003, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors, Aidman Piser & Company. The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement of Auditing Standards No. 61, and reviewed the results of the independent auditors' examination of the financial statements.

         The Committee also reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, discussed with the auditors the auditors' independence, and satisfied itself as to the auditors' independence.

         Based on the above reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

                                                      AUDIT COMMITTEE

                                                      Brian T. Josling
                                                      Frederick Fromm
                                                      R. Craig Roos

STOCK PERFORMANCE GRAPH

         The graph depicted below shows a comparison of cumulative total stockholder returns for P-Com, the Standard & Poor's 500 Index and the Standard & Poor's Communications Equipment Manufacturers Index.

                            TOTAL STOCKHOLDER RETURN

        [TABLE BELOW REPRESENTS A LINE CHART IN THE ORIGINAL DOCUMENT.]

                                   S&P Communications
                          S&P 500       Equipment      P-Com Inc
                          -------  ------------------  ---------
              Dec-98     $171.48        $229.55         $26.90
              Mar-99      180.02         245.67          51.48
              Jun-99      192.71         319.12          35.34
              Sep-99      180.67         319.15          47.26
              Dec-99      207.56         504.15          59.70
              Mar-00      212.32         490.43         124.89
              Jun-00      206.68         445.65          38.40
              Sep-00      204.68         356.84          44.73
              Dec-00      188.66         220.55          20.68
              Mar-01      166.29         124.61           8.65
              Jun-01      176.03         101.58           3.71
              Sep-01      150.19          72.08           1.82
              Dec-01      166.24          81.25           2.23
              Mar-02      166.70          62.24           1.35
              Jun-02      144.36          42.19           0.49
              Sep-02      119.42          31.27           0.28
              Dec-02      129.50          37.23           0.26
              Mar-03      125.42          38.36           0.20
              Jun-03      144.73          42.90           0.13
              Sep-03      148.56          50.71           0.30
              Dec-03      166.65          61.85           0.20


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires P-Com's directors and executive officers, and person who beneficially own more than 10% of the Common Stock, to file with the SEC initial reports of beneficial ownership ("Form 3") and reports of changes in beneficial ownership of Common Stock and other equity securities of P-Com ("Form 4"). Officers, directors and greater than 10% stockholders of P-Com are required by SEC rules to furnish to P-Com copies of all Section 16(a) reports that they file. To P-Com's knowledge, based solely on a review of the copies of such reports furnished to P-Com and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for fiscal 2003, except that one Form 3 and one Form 4 was not timely filed for Mr. Roos, one Form 4 was not timely filed for Mr. Smookler, two Form 4's were not timely filed for Mr. Roberts, one Form 4 was not timely filed for Mr. Fromm and one Form 4 was not timely filed for Mr. Josling.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in P-Com's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to P-Com in a timely manner. Each stockholder may submit no more than one proposal, and that proposal, including any accompanying supporting statement, may not exceed 500 words. Additionally, eligibility to submit a proposal must be demonstrated by the stockholder by delivering to P-Com a written statement from the record holder of the stockholder's securities, verifying that, at the time the proposal was submitted, the stockholder, for at least one year, continuously held at least 1% P-Com's outstanding voting securities or voting securities with a market value of at least $2,000. The stockholder must also submit a written statement stating that the stockholder intends to continue to hold the securities through the date of the meeting of the stockholders.

         P-Com stockholders who, in accordance with Securities and Exchange Commission Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2005 annual meeting must submit their proposals so that they are received at P-Com's principal executive offices no later than the close of business on June 1, 2005. Stockholder proposals should be addressed to: P-Com, Inc., 3175 S. Winchester Boulevard, Campbell, California 95008, Attention: Corporate Secretary.

                  INCORPORATION OF OTHER DOCUMENTS BY REFERENCE

         The SEC allows P-Com to "incorporate by reference" information that it files with the SEC, which means that P-Com can disclose important information to you by referring you to those documents. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The information incorporated by reference is an important part of this proxy statement. We incorporate by reference P-Com's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 30, 2004, under Item 13(b) of
Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended. A copy of the Annual Report on Form 10-K is enclosed with this proxy statement.

                                  OTHER MATTERS

         P-Com knows of no other matters that will be presented for consideration at the annual meeting of P-Com stockholders. If any other matters properly come before the annual meeting of P-Com stockholders, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors of P-Com may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                                           THE BOARD OF DIRECTORS OF P-COM, INC.



 Dated: September 3, 2004

                                                                      APPENDIX A



                                   P-COM, INC.

                           2004 EQUITY INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 INTRODUCTION.........................................................1

ARTICLE 2 DEFINITIONS..........................................................1

ARTICLE 3 ADMINISTRATION.......................................................4

         3.1      Committee Composition........................................4

         3.2      Committee Responsibilities...................................4

         3.3      Committee for Non-Officer Grants.............................5

         3.4      Scope of Discretion..........................................5

         3.5      Unfunded Plan................................................5

ARTICLE 4 STOCK AVAILABLE FOR GRANTS...........................................5

         4.1      Basic Limitation.............................................5

         4.2      Additional Stock.............................................5

         4.3      Dividend Equivalents.........................................6

ARTICLE 5 ELIGIBILITY..........................................................6

ARTICLE 6 OPTIONS..............................................................6

         6.1      Option Agreement.............................................6

         6.2      Number of Shares.............................................6

         6.3      Exercise Price...............................................6

         6.4      Exercisability and Term......................................7

         6.5      Incentive Stock Options......................................7

         6.6      Effect of Change in Control..................................8

         6.7      Effect of Termination of Service.............................8

         6.8      Nonassignability of Options..................................9

         6.9      Modification or Assumption of Options........................9

         6.10     Buyout Provisions............................................9

ARTICLE 7 PAYMENT FOR OPTION STOCK............................................10

         7.1      General Rule................................................10

         7.2      Surrender of Stock..........................................10

         7.3      Exercise/Sale...............................................10

         7.4      Exercise/Pledge.............................................10

         7.5      Promissory Note.............................................10

         7.6      Other Forms of Payment......................................10

ARTICLE 8 STOCK APPRECIATION RIGHTS...........................................11

         8.1      SAR Agreement...............................................11

         8.2      Number of Shares............................................11

         8.3      Exercise Price..............................................11

         8.4      Exercisability and Term.....................................11

         8.5      Effect of Change in Control.................................11

         8.6      Exercise of SARs............................................11

         8.7      Nonassignability of SARs....................................12

         8.8      Modification or Assumption of SARs..........................12

ARTICLE 9 RESTRICTED STOCK....................................................12

         9.1      Restricted Stock Agreement..................................12

         9.2      Purchase Price..............................................12

         9.3      Payment for Awards..........................................12

         9.4      Vesting Conditions..........................................12

         9.5      Voting and Dividend Rights..................................13

         9.6      Nonassignability of Restricted Stock........................13

ARTICLE 10 STOCK UNITS........................................................13

         10.1     Stock Unit Agreement........................................13

         10.2     Payment for Awards..........................................13

         10.3     Vesting Conditions..........................................13

         10.4     Voting and Dividend Rights..................................14

         10.5     Form and Time of Settlement of Stock Units..................14

         10.6     Death of Recipient..........................................14

         10.7     Creditors' Rights...........................................14

         10.8     Nonassignability of Stock Units.............................14

ARTICLE 11 PROTECTION AGAINST DILUTION........................................15

         11.1     Adjustments.................................................15

         11.2     Dissolution or Liquidation..................................15

         11.3     Reorganizations.............................................15

ARTICLE 12 DEFERRAL OF AWARDS.................................................16

ARTICLE 13 PAYMENT OF DIRECTOR'S FEES IN SECURITIES...........................16

         13.1     Effective Date..............................................16

         13.2     Elections to Receive Non-Statutory Stock Options,
                  Restricted Stock or Stock Units.............................16

         13.3     Number and Terms of Non-Statutory Stock Options,
                  Restricted Stock or Stock Units.............................16

ARTICLE 14 LIMITATION ON RIGHTS...............................................17

         14.1     Retention Rights............................................17

         14.2     Stockholders' Rights........................................17

         14.3     Regulatory Requirements.....................................17

ARTICLE 15 WITHHOLDING TAXES..................................................17

         15.1     General.....................................................17

         15.2     Stock Withholding...........................................17

ARTICLE 16 FUTURE OF THE PLAN.................................................18

         16.1     Term of the Plan............................................18

         16.2     Amendment or Termination....................................18

ARTICLE 17 ADDITIONAL PROVISIONS..............................................18

         17.1     Financial Statements........................................18

         17.2     Governing Law...............................................18

                                   P-COM, INC.
                           2004 EQUITY INCENTIVE PLAN

                                   ARTICLE 1
                                  INTRODUCTION

                  The purpose of this P-Com, Inc. 2004 Equity Incentive Plan is to offer certain Employees, Outside Directors, and Consultants the opportunity to acquire a proprietary interest in the Company by the grant of Awards in the form of Options (which may constitute Non-Statutory Stock Options and Incentive Stock Options), Restricted Stock, Stock Appreciation Rights, or Stock Units. Through the Plan, the Company and its Related Corporations seek to attract, motivate, and retain highly competent persons. The success of the Company and its Related Corporations are dependent upon the efforts of these persons.

                                   ARTICLE 2
                                   DEFINITIONS

                  As used herein, the following definitions shall apply.

                  "Award" shall mean any award of an Option, SAR, Restricted Stock, or Stock Unit under the Plan.

                  "Board" shall mean the Board of Directors of the Company.

                  "Cause" shall mean: (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company; (ii) conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any State thereof; (iii) gross negligence; (iv) willful misconduct; or (v) a failure to perform assigned duties that continues after the Participant has received written notice of such failure from the Board. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or Related Corporation employing the Participant) may consider as grounds for the discharge of the Participant without Cause.

                  "Change in Control" shall mean:

                           (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation, or other reorganization 50% or more of the voting power of the outstanding securities of (A) the continuing or surviving entity or (B) any direct or indirect parent corporation of such continuing or surviving entity;

                           (ii) The sale, transfer, or other disposition of all or substantially all of the Company's assets;

                           (iii) A change in the composition of the Board, as a result of which fewer than a majority of the incumbent directors are directors who either (A) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the original directors who were still in office at the time of the election or nomination; or

                           (iv) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act), directly or indirectly, of securities of the Company representing at least 51% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph
         (iv), the term "person" shall have the same meaning as used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Related Corporation and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Committee" shall mean a committee of the Board, as described in Article 3.

                  "Common Stock" shall mean one share of the common stock of the Company.

                  "Company" shall mean P-Com, Inc., a Delaware corporation.

                  "Consultant" shall mean any natural person who performs bona fide services for the Company or a Related Corporation as a consultant or advisor, excluding Employees and Outside Directors.

                  "Disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

                  "Employee" shall mean any individual who is a common-law employee of the Company or a Related Corporation.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exercise Price," in the case of an Option, shall mean the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Option Agreement. "Exercise Price," in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Common Stock in determining the amount payable upon exercise of such SAR.

                  "Fair Market Value" shall mean the market price of Common Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

                  "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  "Involuntary Termination" shall mean the termination of the Participant's Service by reason of:

                           (i) The involuntary discharge of the Participant by the Company (or the Related Corporation employing him or her) for reasons other than Cause; or

                           (ii) The voluntary resignation of the Participant following (A) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Related Corporation employing him or her), (B) a material reduction in his or her base salary or (C) receipt of notice that his or her principal workplace will be relocated by more than 30 miles.

                  "Non-Statutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

                  "Option" shall mean an Incentive Stock Option or a Non-Statutory Stock Option granted under the Plan and entitling the holder to purchase Common Stock.

                  "Option Agreement" shall mean a written agreement that evidences an Option in such form as the Committee shall approve from time to time.

                  "Optioned Stock" shall mean the Common Stock subject to an Option.

                  "Optionee" shall mean an individual, trust, or estate who holds an Option or SAR.

                  "Outside Director" shall mean a member of the Board who is not an Employee.

                  "Participant" shall mean an individual, trust, or estate who holds an Award.

                  "Plan" shall mean this P-Com, Inc. 2004 Equity Incentive Plan, as amended from time to time.

                  "Related Corporation" shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

                  "Restricted Stock" shall mean Common Stock awarded under the Plan.

                  "Restricted Stock Agreement" shall mean the agreement between the Company and the recipient of Restricted Stock that contains the terms, conditions, and restrictions pertaining to such Restricted Stock.

                  "SAR Agreement" shall mean the agreement between the Company and an Optionee that contains the terms, conditions, and restrictions pertaining to his or her SAR.

                  "Service" shall mean the performance of services for the Company (or any Related Corporation) by an Employee, Outside Director, or Consultant, as determined by the Committee in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Outside Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any Related Corporation; or (iii) a leave of absence approved by the Company or a Related Corporation. A leave of absence approved by the Company or a Related Corporation shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or a Related Corporation.

                  "Stock Appreciation Right" or "SAR" shall mean a stock appreciation right granted under the Plan.

                  "Stock Unit" shall mean a bookkeeping entry representing the equivalent of one share of Common Stock, as awarded under the Plan.

                  "Stock Unit Agreement" shall mean the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

                  "10% Stockholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

                  "Termination Date" shall mean the date on which a Participant's Service terminates, as determined by the Committee in its sole discretion.

                                   ARTICLE 3
                                 ADMINISTRATION

                  3.1 COMMITTEE COMPOSITION. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

                           (i) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

                           (ii) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

                  3.2 COMMITTEE RESPONSIBILITIES. The Committee shall: (i) select the Employees, Outside Directors, and Consultants who are to receive Awards under the Plan; (ii) determine the type, number, vesting requirements, and other features and conditions of such Awards; (iii) interpret the Plan; and

(iv) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.

                  3.3 COMMITTEE FOR NON-OFFICER GRANTS. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section
3.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section, any reference in the Plan to the Committee shall include such secondary committee.

                  3.4 SCOPE OF DISCRETION. On all matters for which the Plan confers the authority, right or power on the Board, the Committee, or a secondary committee to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive. In making its decisions, the Board, Committee or secondary committee need not treat all persons eligible to receive Awards, all Participants, or all Awards the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 16.2, the discretion of the Board, Committee or secondary committee is subject to the specific provisions and specific limitations of the Plan, as well as all rights conferred on specific Participants by Award agreements and other agreements entered into pursuant to the Plan.

                  3.5 UNFUNDED PLAN. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of the Plan, the grant of Awards, or the issuance of Common Stock. The Company and the Committee shall not be deemed to be a trustee of stock or cash to be awarded under the Plan. Any obligations of the Company to any Participant shall be based solely upon contracts entered into under the Plan. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Committee shall be required to give any security or bond for the performance of any such obligations.

                                   ARTICLE 4
                           STOCK AVAILABLE FOR GRANTS

                  4.1 BASIC LIMITATION. Common Stock issued pursuant to the Plan may be authorized but unissued stock or treasury stock. The aggregate number of shares of Common Stock that may be issued under the Plan pursuant to all types of Awards shall not exceed 3,000,000 subject to Section 4.2. The limitations of this Section 4.1 shall be subject to adjustment pursuant to Article 11.

                  4.2 ADDITIONAL STOCK. If Restricted Stock or Common Stock issued upon the exercise of Options are forfeited, then such Common Stock shall again become available for Awards under the Plan. If Options, SARs, or Stock Units are forfeited or terminate for any other reason before being exercised, then the corresponding Common Stock shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Stock (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 4.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Stock (if any) actually issued in settlement of such SARs shall reduce the number available under Section 4.1 and the balance shall again become available for Awards under the Plan. Notwithstanding the foregoing, the aggregate number of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased when Restricted Stock or other Common Stock are repurchased.

                  4.3 DIVIDEND EQUIVALENTS. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Common Stock available for Awards.

ARTICLE 5
                                   ELIGIBILITY

                  The persons eligible to participate in the Plan shall be limited to Employees, Outside Directors, and Consultants who have the potential to impact the long-term success of the Company and/or its Related Corporations and who have been selected by the Committee to participate in the Plan.

                                   ARTICLE 6
                                     OPTIONS

                  6.1 OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement, in the form approved by the Committee and may contain such provisions as the Committee deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to
Section 6.5.

                  6.2 NUMBER OF SHARES. Each Option Agreement shall specify the number of shares of Common Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 833,333 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

                  6.3 EXERCISE PRICE.

                           (i) So long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, the Exercise Price of an Option shall be determined by the Committee but shall not be less than 85% (or 110% in the case of a person who owns on the date of grant of such Option, securities of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation) of the Fair Market Value of a share of Common Stock on the date of grant of such Option.

                           (ii) In the event that the issuance and sale of securities under this Plan no longer require qualification under the California Corporate Securities Law of 1968, (i) the Exercise Price of an Option shall be determined by the Committee but shall not be less than 85% of the Fair Market Value of a share of Common Stock on the date of grant of such Option, and (ii) in the case of a Non-Statutory Stock Option, an Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula.

                  6.4 EXERCISABILITY AND TERM. Each Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable; provided, however, that so long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, an Option awarded to anyone other than an officer, director or Consultant of the Company shall vest at a rate of at least 20% per year. The Option Agreement shall also specify the term of the Option; provided, however, that no Option shall have a term in excess of 10 years measured from the date of grant of such Option. An Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service.

                  6.5 INCENTIVE STOCK OPTIONS. The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supercede any conflicting terms in Article 6. Options which are specifically designated as Non-Statutory Stock Options when issued under the Plan shall not be subject to the terms of this Section.

                           (i) Eligibility. Incentive Stock Options may only be granted to Employees.

                           (ii) Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option, except as otherwise provided in Subsection (d) below.

                           (iii) Dollar Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the date of grant of each Incentive Stock Option) with respect to Incentive Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any Related Corporation) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Optionee's ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Optionee's ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. To the extent the Employee holds two or more Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Incentive Stock Options are granted. However, because an acceleration provision is not taken into account prior to its triggering an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option (or portion thereof) exercised prior to such acceleration. Any Incentive Stock Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

                           (iv) 10% Stockholder. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant of such Option, and the Option term shall not exceed five years measured from the date of grant of such Option.

                           (v) Change in Status. In the event of an Optionee's change of status from Employee to Consultant or to Outside Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

                           (vi) Approved Leave of Absence. If an Optionee is on an approved leave of absence, and the Optionee's reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

                  6.6 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Stock subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. However, in the case of an Incentive Stock Option, the acceleration of exercisability shall not occur without the Optionee's written consent. In addition, acceleration of exercisability may be required under Section 11.3.

                  6.7 EFFECT OF TERMINATION OF SERVICE. So long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, Options granted under the Plan shall be subject to the following provisions:

                           (i) Termination of Service. Upon termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option (i) at any time on or prior to the date determined by the Committee, which date shall be at least 30 days subsequent to the Optionee's Termination Date (but in no event later than the expiration of the term of such Option), and (ii) only to the extent that the Optionee was entitled to exercise such Option on the Termination Date. If, on the Termination Date, the Optionee is not entitled to exercise the Optionee's entire Option, the Optioned Stock covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

                           (ii) Disability of Optionee. In the event of termination of an Optionee's Service due to his/her Disability, the Optionee may exercise his/her Option (i) at any time on or prior to the date determined by the Committee, which date shall be at least six months subsequent to the Termination Date (but in no event later than the expiration date of the term of his/her Option), and (ii) only to the extent that the Optionee was entitled to exercise such Option on the Termination Date. To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

                           (iii) Death of Optionee. In the event that an Optionee dies while in Service, the Optionee's Option may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance (i) at any time on or prior to the date determined by the Committee, which date shall be at least six months subsequent to the date of death (but in no event later than the expiration date of the term of his/her Option), and (ii) only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his/her entire Option, the Optioned Stock covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

                  6.8 NONASSIGNABILITY OF OPTIONS. Except as determined by the Committee, no Option shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. No rights under an Incentive Stock Option may be transferred by the Participant, other than to a trust where under Section 671 of the Code and other applicable law the Participant is considered the sole beneficial owner of the option while it is held in trust, or by will or the laws of descent and distribution.

                  6.9 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

                  6.10 BUYOUT PROVISIONS. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

                                   ARTICLE 7
                            PAYMENT FOR OPTION STOCK

                  7.1 GENERAL RULE. The entire Exercise Price of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Stock are purchased, except as follows:

                           (i) In the case of an Incentive Stock Option granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Option Agreement. The Option Agreement may specify that payment may be made in any form(s) described in this Article.

                           (ii) In the case of a Non-Statutory Stock Option, the Committee may at any time accept payment in any form(s) described in this Article.

                  7.2 SURRENDER OF STOCK. To the extent that this Section is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Stock that are already owned by the Optionee. Such Common Stock shall be valued at their Fair Market Value on the date when the new Common Stock are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Stock in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

                  7.3 EXERCISE/SALE. To the extent that this Section is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company; provided, that such payment would not cause the Company to violate Section 402 of the Sarbanes-Oxley Act of 2002, as determined by the Committee in its sole discretion.

                  7.4 EXERCISE/PLEDGE. To the extent that this Section is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Stock being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company; provided, that such payment would not cause the Company to violate Section 402 of the Sarbanes-Oxley Act of 2002, as determined by the Committee in its sole discretion.

                  7.5 PROMISSORY NOTE. To the extent that this Section is applicable, and consistent with applicable laws, regulations and rules, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Stock being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

                  7.6 OTHER FORMS OF PAYMENT. To the extent that this Section is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations, and rules.

                                   ARTICLE 8
                            STOCK APPRECIATION RIGHTS

                  8.1 SAR AGREEMENT. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

                  8.2 NUMBER OF SHARES. Each SAR Agreement shall specify the number of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Optionee in a single fiscal year of the Company shall in no event pertain to more than 833,333 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

                  8.3 EXERCISE PRICE. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

                  8.4 EXERCISABILITY AND TERM. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. The grant or vesting of the SAR may be made contingent on the achievement of performance conditions. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

                  8.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Stock subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 11.3.

                  8.6 EXERCISE OF SARS. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Common Stock, (ii) cash or (iii) a combination of Common Stock and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Stock subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

                  8.7 NONASSIGNABILITY OF SARS. Except as determined by the Committee, no SAR shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

                  8.8 MODIFICATION OR ASSUMPTION OF SARS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

                                   ARTICLE 9
                                RESTRICTED STOCK

                  9.1 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Stock under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Stock shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

                  9.2 PURCHASE PRICE. So long as the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968, the purchase price for a Restricted Stock Award shall be
(i) determined by the Committee, but shall not be less than 85% (or 100% in the case of a person who owns on the date of grant of such Restricted Stock Award, securities of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation) of the Fair Market Value of a share of Common Stock on the date of grant of such Restricted Stock Award; and (ii) payable only in cash, cash equivalents, or full-recourse promissory notes.

                  9.3 PAYMENT FOR AWARDS. Subject to Section 9.2 and the following sentence, Restricted Stock may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Stock, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Related Corporation) or, for the amount in excess of the par value of such newly issued Restricted Stock, full-recourse promissory notes, as the Committee may determine.

                  9.4 VESTING CONDITIONS. Each Award of Restricted Stock may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such target shall be based on one or more of the criteria set forth in Appendix A. The Committee shall identify such target not later than the 90th day of such period. In no event shall the number of Restricted Stock which are subject to performance-based vesting conditions and which are granted to any

Participant in a single fiscal year of the Company exceed 833,333, subject to adjustment in accordance with Article 11. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Stock or thereafter, that all or part of such Restricted Stock shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

                  9.5 VOTING AND DIVIDEND RIGHTS. The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

                  9.6 NONASSIGNABILITY OF RESTRICTED STOCK. Except as determined by the Committee, no Restricted Stock shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution until such time as the Restricted Stock has vested.

                                   ARTICLE 10
                                   STOCK UNITS

                  10.1 STOCK UNIT AGREEMENT. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

                  10.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

                  10.3 VESTING CONDITIONS. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such target shall be based on one or more of the criteria set forth in Appendix
A. The Committee shall determine such target not later than the 90th day of such period. In no event shall the number of Stock Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year of the Company exceed 833,333, subject to adjustment in accordance with Article 11. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in

Control. In addition, acceleration of vesting may be required under Section
11.3.

                  10.4 VOTING AND DIVIDEND RIGHTS. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Stock while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Stock, or in a combination of both, as determined by the Committee. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

                  10.5 FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Common Stock or
(iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Stock over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

                  10.6 DEATH OF RECIPIENT. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

                  10.7 CREDITORS' RIGHTS. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

                  10.8 NONASSIGNABILITY OF STOCK UNITS. Except as determined by the Committee, no Stock Unit Award shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

                                   ARTICLE 11
                           PROTECTION AGAINST DILUTION

                  11.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in Common Stock, or a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of Common Stock, corresponding adjustments shall automatically be made in each of the following:

                           (i) The number of Options, Restricted Stock, SARs, and Stock Units available for future Awards under Article 4;

                           (ii) The limitations set forth in Sections 6.2, 8.2, 9.4, and 10.3;

                           (iii) The number of Common Stock covered by each outstanding Option and SAR;

                           (iv) The Exercise Price under each outstanding Option and SAR; or

                           (v) The number of Stock Units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Stock in an amount that has a material effect on the price of Common Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 11, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

                  11.2 DISSOLUTION OR LIQUIDATION. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

                  11.3 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (ii) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (iii) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (iv) full exercisability or vesting and accelerated expiration of the outstanding Awards or (v) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

                                   ARTICLE 12
                               DEFERRAL OF AWARDS

                  The Committee (in its sole discretion) may permit or require a Participant to:

                           (i) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

                           (ii) Have Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

                           (iii) Have Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Stock as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

                                   ARTICLE 13
                    PAYMENT OF DIRECTOR'S FEES IN SECURITIES

                  13.1 EFFECTIVE DATE. No provision of this Article shall be effective unless and until the Board has determined to implement such provision.

                  13.2 ELECTIONS TO RECEIVE NON-STATUTORY STOCK OPTIONS, RESTRICTED STOCK OR STOCK UNITS. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, Non-Statutory Stock Options, Restricted Stock or Stock Units, or a combination thereof, as determined by the Board. Such Non-Statutory Stock Options, Restricted Stock and Stock Units shall be issued under the Plan. An election under this Article shall be filed with the Company on the prescribed form.

                  13.3 NUMBER AND TERMS OF NON-STATUTORY STOCK OPTIONS, RESTRICTED STOCK OR STOCK UNITS. The number of Non-Statutory Stock Options, Restricted Stock or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such Non-Statutory Stock Options, Restricted Stock or Stock Units.

                                   ARTICLE 14
                              LIMITATION ON RIGHTS

                  14.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director, or Consultant. The Company and its Related Corporations reserve the right to terminate the Service of any Employee, Outside Director, or Consultant at any time, with or without Cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

                  14.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights, or other rights as a stockholder with respect to any Common Stock covered by his or her Award prior to the time when a stock certificate for such Common Stock is issued or, if applicable, the time when he or she becomes entitled to receive such Common Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

                  14.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

                                   ARTICLE 15
                                WITHHOLDING TAXES

                  15.1 GENERAL. To the extent required by applicable federal, state, local, or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Stock or make any cash payment under the Plan until such obligations are satisfied.

                  15.2 STOCK WITHHOLDING. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any Common Stock that he or she previously acquired. Such Common Stock shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

                                   ARTICLE 16
                               FUTURE OF THE PLAN

                  16.1 TERM OF THE PLAN. The Plan shall become effective as of the earliest date on which the Plan has been adopted by the Board and approved by the Company's stockholders. Unless sooner terminated by the Board, the Plan shall continue until the day prior to the tenth anniversary of the date on which the Board adopted the Plan or the date on which the stockholders of the Company approved the Plan, which ever is earlier. When the Plan terminates, no Awards shall be granted under the Plan thereafter. The termination of the Plan shall not affect any shares of Common Stock previously issued or any Awards previously granted under the Plan.

                  16.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

                                   ARTICLE 17
                              ADDITIONAL PROVISIONS

                  17.1 FINANCIAL STATEMENTS. The Company's annual financial statements are included in the Company's Annual Reports on Form 10-K, copies of which are publicly available, at no cost, at the Securities and Exchange Commission's website located at http://www.sec.gov. Upon request by any Participant, the Company shall provide such Participant with a copy of the Company's most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

                  17.2 GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).


                                     P-COM, INC.


Date: ___________________________    By:
                                         --------------------------------------


                                     Its:
                                         --------------------------------------

                                                                      APPENDIX B

                             AUDIT COMMITTEE CHARTER

I.       ORGANIZATION

         This Audit Committee Charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be members of, and appointed by, the Board of Directors and shall comprise at least two directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the stock exchange listing standards. All Committee members shall be financially literate.

II.      PURPOSE

         The Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's internal audit function and independent auditors; the independent auditor's qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

III.     DUTIES AND RESPONSIBILITIES

         The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for

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auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

         The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

         The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit authority to a member of the Audit Committee. The decisions of any audit Committee member to whom pre-approval authority is delegated must be presented to full Audit Committee at its next scheduled meeting.

         At least annually, the Committee shall obtain and review a report by the independent auditors describing:

          o    The firm's internal quality control procedures.

          o Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

          o All relationships between the independent auditor and the Company (to assess the auditor's independence).

         In addition, the Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards, if and when applicable.

         The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company's Code of Conduct).

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         The Committee shall meet separately periodically with management, and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management's responses.

         The Committee shall receive regular reports from the independent auditor or the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

         The Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion, when that requirement becomes effective.

         The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

         The Committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purposes of this review.

         The Committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Conditions and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

         The Committee shall establish procedures for the receipts, retentions, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential,

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anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         The Committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

         The Committee also prepares its report to be included in the Company's annual proxy statement, as required by SEC regulations.

         The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.